Exhibit 4.2

EXCO RESOURCES, INC.,

as Issuer

SUBSIDIARY GUARANTORS,

as Guarantors

8.500% Senior Notes Due 2022

THIRD SUPPLEMENTAL INDENTURE

Dated as of April 16, 2014

WILMINGTON TRUST COMPANY,

as Trustee

Table of Contents

		Page

Recitals of the Company

ARTICLE 1

Establishment of Series

SECTION 1.01.	Establishment	1
SECTION 1.02.	Rules of Construction	2

ARTICLE 2

Definitions and Incorporation by Reference

SECTION 2.01.	Amendments to Definitions	3
SECTION 2.02.	New Definitions	4
SECTION 2.03.	Other Definitions	37
SECTION 2.04.	Incorporation by Reference of Trust Indenture Act	37

ARTICLE 3

Redemption

SECTION 3.01.	Original Indenture	38
SECTION 3.02.	Optional Redemption	38
SECTION 3.03.	Mandatory Redemption	39
SECTION 3.04.	Notices to Trustee	39
SECTION 3.05.	Selection of Securities to Be Redeemed	39
SECTION 3.06.	Notice of Redemption	39

ARTICLE 4

Covenants

SECTION 4.01.	Original Indenture	40
SECTION 4.02.	Covenant Suspension	40
SECTION 4.03.	Payment of Securities	41
SECTION 4.04.	SEC Reports	41
SECTION 4.05.	Limitation on Indebtedness	41
SECTION 4.06.	Limitation on Restricted Payments	45
SECTION 4.07.	Limitation on Restrictions on Distributions from Restricted Subsidiaries	49
SECTION 4.08.	Limitation on Sales of Assets and Subsidiary Stock	51

EXHIBITS

Exhibit A:	Form of Global Security
Exhibit B:	Form of Supplemental Indenture (Joinder of Guarantors)

THIRD SUPPLEMENTAL INDENTURE dated as of April 16, 2014, among EXCO RESOURCES, INC., a Texas corporation (the “Company”), the SUBSIDIARY GUARANTORS (as defined below) from time to time party hereto and WILMINGTON TRUST COMPANY, a Delaware trust company, as trustee (the “Trustee”).

Recitals of the Company

WHEREAS, the Company and the Trustee executed and delivered an Indenture, dated as of September 15, 2010 (the “Original Indenture”) to provide for the issuance by the Company from time to time of its senior unsecured debt securities (herein called the “Debt Securities”), to be issued in one or more series as provided in the Original Indenture;

WHEREAS, the Original Indenture is incorporated herein by this reference, and the Original Indenture, as supplemented by this Third Supplemental Indenture and any other supplemental indentures applicable to the Debt Securities created pursuant to this Third Supplemental Indenture, is herein called the “Indenture”;

WHEREAS, under the Original Indenture, a new series of senior unsecured notes may at any time be established in or pursuant to a Board Resolution, an Officer’s Certificate and one or more indentures supplemental to the Original Indenture;

WHEREAS, the Company proposes to create under the Indenture a new series of senior unsecured notes and to add new provisions to, and change and eliminate certain existing provisions of, the Original Indenture in respect of such new series of senior unsecured notes;

WHEREAS, additional senior unsecured notes of other series hereafter established, except as may be limited in the Original Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Third Supplemental Indenture and make it a valid and binding obligation of the Company in accordance with its terms, have been done or performed.

NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises set forth herein and for other good and valuable consideration the sufficiency of which is hereby acknowledged, it is mutually agreed as follows:

ARTICLE 1

Establishment of Series

SECTION 1.01. Establishment. There is hereby established a new series of senior notes to be issued under the Indenture, to be designated as the Company’s 8.500% Senior Notes due 2022 (the “Securities”).

There are to be authenticated and delivered Securities, initially limited in aggregate principal amount of $500,000,000 and no further Securities shall be authenticated and delivered except as provided by the terms of the Original Indenture and the terms of this Third Supplemental Indenture; provided, however, that additional Securities having identical terms and conditions as the Securities other than issue date, the issue price, the date from which interest thereon shall accrue, legends, if any, to be included thereon and the first Interest Payment Date (the “Additional Securities”) may be issued from time to time in the future, without the consent of the Holders of the Securities, in accordance with the provisions of the Indenture. With respect to any Additional Securities, the Company shall set forth in a resolution of the Board of Directors or an Officer’s Certificate, the following information:

(a) the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to the Indenture;

(b) the issue date, the issue price, the first Interest Payment Date of such Additional Securities, the date from which interest shall accrue and legends, if any, to be included thereon; and

(c) the CUSIP and ISIN numbers of the Additional Securities.

The Securities and the Additional Securities, if any, shall be considered collectively as a single class for all purposes of the Indenture. Holders of the Securities and the Additional Securities, if any, shall vote and consent together on all matters to which such Holders are entitled to vote or consent as one class, and none of the Holders of the Securities or the Additional Securities, if any, shall have the right to vote or consent as a separate class on any matter to which such Holders are entitled to vote or consent.

The Securities shall be issued in fully registered form without coupons, and only in minimum denominations of $2,000 and integral multiples of $1,000. The Securities shall be issued in the form of one or more Global Securities in substantially the form set out in Exhibit A hereto. The initial Depositary with respect to the Securities shall be DTC. Payments in respect of Securities represented by a Global Security (including principal, premium and interest) shall be made by wire transfer of immediately available funds to the accounts specified by DTC.

Each Security shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage or DTC rule or usage in addition to those set forth on Exhibit A. The Company and the Trustee shall approve the forms of the Securities and any notation, endorsement or legend on them, such approval to be evidenced by the execution or authentication, respectively, and delivery of the Securities by the Company or the Trustee, respectively. The terms of the Securities set forth in Exhibit A are part of the terms of the Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Third Supplemental Indenture, expressly agree to be bound by such terms.

SECTION 1.02. Rules of Construction. Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) “including” means including without limitation;

(5) words in the singular include the plural and words in the plural include the singular;

(6) unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

(7) secured Indebtedness shall not be deemed to be subordinate or junior to any other secured Indebtedness merely because it has a junior priority with respect to the same collateral;

(8) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

(9) the principal amount of any Preferred Stock shall be (A) the maximum liquidation value of such Preferred Stock or (B) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater; and

(10) all references to the date the Securities were originally issued shall refer to the Issue Date.

ARTICLE 2

Definitions and Incorporation by Reference

SECTION 2.01. Amendments to Definitions. Each capitalized term used but not defined in this Third Supplemental Indenture shall have the meaning given to it in the Original Indenture, except that with respect to the Securities (1) the definition of “Commission,” in the Original Indenture is hereby deleted in its entirety and (2) the definitions of “Affiliate,” “GAAP,” and “Stated Maturity,” in the Original Indenture are hereby deleted in their entirety and restated as follows (in alphabetical order):

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. For purposes of Sections 4.06, 4.08 and 4.09 of this Third Supplemental Indenture only, “Affiliate” shall also mean any beneficial owner of Capital Stock representing 20% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

“GAAP” means generally accepted accounting principles in the United States as in effect as of the Issue Date, including those set forth in:

(1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

(2) statements and pronouncements of the Financial Accounting Standards Board; and

(3) such other statements by such other entity as approved by a significant segment of the accounting profession.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

SECTION 2.02. New Definitions. The following defined terms used herein with respect to the Securities shall, unless the context otherwise requires, have the meanings specified below.

“Additional Assets” means (1) any property, plant or equipment or other assets (including Capital Stock of a Person engaged in a Related Business) used in a Related Business; (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clause (2) or (3) above is primarily engaged in a Related Business.

“Adjusted Consolidated Net Tangible Assets” or “ACNTA” means (without duplication), as of the date of determination:

(a) the sum of:

(1) discounted future net revenue from proved crude oil and natural gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with SEC guidelines before any state or federal income taxes, as estimated in a reserve report prepared as of the end of the fiscal year ending at least 40 days prior to the date of determination, which reserve report is prepared or audited by independent petroleum engineers, as increased by, as of the date of determination, the discounted future net revenue calculated in accordance with SEC guidelines of:

(A) estimated proved crude oil and natural gas reserves of the Company and its Restricted Subsidiaries attributable to acquisitions consummated since the date of such reserve report, and

(B) estimated crude oil and natural gas reserves of the Company and its Restricted Subsidiaries attributable to extensions, discoveries and other additions and upward determinations of estimates of proved crude oil and natural gas reserves (including previously estimated development costs incurred during the period and the accretion of discount since the prior period end) due to exploration, development or exploitation, production or other activities which reserves were not reflected in such reserve report which would, in accordance with standard industry practice, result in such determinations, in each case calculated in accordance with SEC guidelines and decreased by, as of the date of determination, the discounted future net revenue attributable to:

(C) estimated proved crude oil and natural gas reserves of the Company and its Restricted Subsidiaries reflected in such reserve report produced or disposed of since the date of such reserve report, and

(D) reductions in the estimated oil and natural gas reserves of the Company and its Restricted Subsidiaries reflected in such reserve report since the date of such reserve report attributable to downward determinations of estimates of proved crude oil and natural gas reserves due to exploration, development or exploitation, production or other activities conducted or otherwise occurring since the date of such reserve report which would, in accordance with standard industry practice, result in such determinations, in each case calculated in accordance with SEC guidelines;

in the case of clauses (A) through (D) utilizing prices and costs calculated in accordance with SEC guidelines as if the end of the most recent fiscal quarter preceding the date of determination for which such information is available to the Company were year-end, provided, however, that, in the case of each of the determinations made pursuant to clauses (A) through (D) above, such increases and decreases shall be estimated by the Company’s engineers or by an independent petroleum engineer engaged by the Company for that purpose;

(2) the capitalized costs that are attributable to crude oil and natural gas properties of the Company and its Restricted Subsidiaries to which no proved crude oil and natural gas reserves are attributed, based on the Company’s books and records as of a date no earlier than the end of the most recent fiscal quarter for which financial statements of the Company have been made publicly available prior to the date of determination;

(3) the Net Working Capital as of the end of the most recent fiscal quarter ending at least 40 days prior to the date of determination; and

(4) the greater of (i) the net book value as of a date no earlier than the end of the most recent fiscal quarter ending at least 40 days prior to the date of determination and (ii) the appraised value, as estimated by independent appraisers (which may be a nationally recognized investment banking firm), of all other tangible assets, including mineral rights held under leases or other contractual arrangements, of the Company and its Restricted Subsidiaries as of a date no earlier than the most recent fiscal year ending at least 40 days prior to the date of determination (provided, however, that the Company shall not be required to obtain such an appraisal of such assets solely for the purpose of determining this value); minus

(b) to the extent not otherwise taken into account in the immediately preceding clause (a), the sum of

(1) minority interests;

(2) any natural gas balancing liabilities of the Company and its Restricted Subsidiaries reflected in the Company’s latest audited consolidated financial statements;

(3) the discounted future net revenue, calculated in accordance with SEC guidelines (but utilizing prices and costs calculated in accordance with SEC guidelines as if the end of the most recent fiscal quarter preceding the date of determination for which such information is available to the Company were year-end), attributable to reserves subject to participation interests, overriding royalty interests or other interests of third parties, pursuant to participation, partnership, vendor financing or other agreements then in effect, or which otherwise are required to be delivered to third parties;

(4) to the extent included in the immediately preceding clause (a)(1) above, the discounted future net revenue calculated in accordance with SEC guidelines (but utilizing prices and costs calculated in accordance with SEC guidelines as if the end of the most recent fiscal quarter preceding the date of determination for which such information is available to the Company were year-end), attributable to reserves that are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments on the schedules specified with respect thereto; and

(5) the discounted future net revenue, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments that, based on the estimates of production included in determining the discounted future net revenue specified in the immediately preceding clause (a) (1) (but utilizing prices and costs calculated in accordance with SEC guidelines as if the end of the most recent fiscal quarter preceding the date of determination for which such information is available to the Company were year-end), would be necessary to satisfy fully the obligations of the Company and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments on the schedules specified with respect thereto.

Whether or not the Company uses the successful efforts method of accounting or the full cost (or similar method) method of accounting, ACNTA will be calculated as if the Company were using the full cost (or similar method) method of accounting. Any calculation of ACNTA shall be determined on a pro forma basis in a manner consistent with the pro forma adjustments contained in the definition of Consolidated Coverage Ratio.

“Adjusted Treasury Rate” means, with respect to any Redemption Date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after April 15, 2017, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date, in each case calculated on the third Business Day immediately preceding the Redemption Date, plus 0.50%.

“Applicable Premium” means, with respect to a Security at any Redemption Date, the greater of (i) 1.00% of the principal amount of such Security and (ii) the excess of (A) the present value at such Redemption Date of (1) the redemption price of such Security on April 15, 2017 (such redemption price being described in Section 3.02(c) of this Third Supplemental Indenture) plus (2) all required remaining scheduled interest payments due on such Security through April 15, 2017 (excluding accrued and unpaid interest to the Redemption Date), computed using a discount rate equal to the Adjusted Treasury Rate, over (B) the principal amount of such Security on such Redemption Date. Calculation of the Applicable Premium will be made by the Company or on behalf of the Company by such Person as the Company shall designate, provided that such calculation or the correctness thereof shall not be a duty or obligation of the Trustee.

“Appalachian Area” has the meaning assigned to such term in the Marcellus Joint Development Agreement as in effect on the Marcellus JV Closing Date and as amended or restated thereafter.

“Asset Disposition” means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of:

(1) any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary);

(2) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary; or

(3) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary (other than, in the case of clauses (1), (2) and (3) above,

(A) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;

(B) for purposes of Section 4.08 of this Third Supplemental Indenture only, (i) a disposition that constitutes a Restricted Payment (or would constitute a Restricted Payment but for the exclusions from the definition thereof) and that is not prohibited by Section 4.06 of this Third Supplemental Indenture and (ii) a disposition of all or substantially all the assets of the Company in accordance with Section 5.02 of this Third Supplemental Indenture;

(C) a disposition of assets in a single transaction or a series of related transactions with a fair market value of less than $5.0 million;

(D) a disposition of oil, natural gas or other Hydrocarbons or other mineral products in the ordinary course of business of the oil and gas production operations of the Company and its Subsidiaries;

(E) the provision of services, equipment and other assets for the operation and development of the Company’s and its Restricted Subsidiaries’ oil and natural gas wells, in the ordinary course of the Company’s and its Restricted Subsidiaries Oil and Gas Business, notwithstanding that such transactions may be recorded as asset sales in accordance with full cost accounting guidelines;

(F) the sale or other disposition of cash or Temporary Cash Investments; Hedging Obligations or other financial instruments in the ordinary course of business;

(G) the trade or exchange by the Company or any Restricted Subsidiary of any oil or natural gas property or interest therein of the Company or such Restricted Subsidiary for any oil or natural gas property or interest therein of another Person or for the Capital Stock of a Person engaged in the Oil and Gas Business, including any cash or cash equivalents necessary in order to achieve an exchange of equivalent value; provided, however, that the value of the oil or natural gas property or interest therein received by the Company or any Restricted Subsidiary in such trade or exchange (including any cash or cash equivalents) is at least equal to the fair market value (as determined in good faith by the Board of Directors, which determination shall be conclusive evidence of compliance with this provision) of the oil or natural gas property or interest therein or Capital Stock of a Person engaged in the Oil and Gas Business (including any cash or cash equivalents) so traded or exchanged; provided, further, that any Net Available Cash is applied pursuant to the requirements of Section 4.08 of this Third Supplemental Indenture;

(H) the creation or perfection of a Lien permitted pursuant to this Third Supplemental Indenture and the sale or other disposition of the property subject to such Lien upon foreclosure thereon;

(I) the sale or transfer (whether or not in the ordinary course of business) of crude oil and natural gas properties or direct or indirect interests in real property; provided, however, that at the time of such sale or transfer such properties do not have associated with them any proved reserves;

(J) the abandonment, farm-out, lease or sublease of developed or undeveloped crude oil and natural gas properties in the ordinary course of business;

(K) the sale or transfer of surplus or obsolete equipment that is no longer useful and is disposed of in the ordinary course of business;

(L) any assignment of an overriding royalty or net profits interest to an employee or consultant of the Company or any of its Restricted Subsidiaries in the ordinary course of business in connection with the generation of prospects or the development of oil and natural gas projects;

(M) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(N) the licensing or sublicensing of intellectual property (including without limitation the licensing of seismic data) or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business which do not materially interfere with the business of the Company and its Restricted Subsidiaries;

(O) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(P) any Production Payments and Reserve Sales;

(Q) any sale of Capital Stock in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(R) the sale, transfer or assignment by the Company, EXCO PA, EXCO WV or any other Restricted Subsidiary of an undivided interest in Oil and Gas Interests acquired by the Company, EXCO PA, EXCO WV or any other Restricted Subsidiary in the Appalachian Area to the extent required pursuant to and in accordance with the right of first refusal provisions of the Marcellus JV Documents;

(S) the sale, transfer or assignment by the Company, EOC or any other Restricted Subsidiary of an undivided interest in Oil and Gas Interests acquired by the Company, EOC or any other Restricted Subsidiary in the East Texas/North Louisiana Area to the extent required pursuant to and in accordance with the right of first refusal provisions of the BG Joint Development Agreement; and

(T) the sale, transfer or assignment by the Company or any Restricted Subsidiary of the Oil and Gas Interests and midstream facilities as required by the KKR Participation Agreement in accordance with its terms.

“Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Average Life” means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing: (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by (2) the sum of all such payments.

“BGPA” means BG Production Company (PA), LLC, a Delaware limited liability company, and its successors and assigns.

“BGWV” means BG Production Company (WV), LLC, a Delaware limited liability company, and its successors and assigns.

“BG Development Costs” means the costs and expenses incurred in the conduct of development operations in the East Texas/North Louisiana Area pursuant to the BG JV Documents.

“BG Joint Development Agreement” means that certain Joint Development Agreement, dated as of August 14, 2009, by and among BG Production, EOC and EXCO Production Company, LP, as amended, supplemented or otherwise modified from time to time, pursuant to which the parties thereto entered into a joint development agreement to develop and operate certain oil and gas properties located in the East Texas/North Louisiana Area.

“BG Production” means BG US Production Company, LLC, a Delaware limited liability company, and its successors and assigns.

“BG JV Documents” means the BG Joint Development Agreement and any other documents, instruments, agreements or certificates contemplated by or executed in connection therewith, in each case, as the same may be amended, modified or supplemented from time to time.

“Capital Lease Obligation” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of Section 4.12 of this Third Supplemental Indenture, a Capital Lease Obligation will be deemed to be secured by a Lien on the property being leased.

“Capital Stock” of any Person means any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Cash Management Obligations” means any obligations of the Company or a Subsidiary Guarantor owed to any lender (or any affiliate of any such lender) as permitted under the Credit Agreement in respect of treasury management arrangements, depositary or other cash management services, including commercial credit card and merchant card services.

“Change of Control” means the occurrence of any of the following events:

(1) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company or any of its direct or indirect parent entities (or their successors by merger, consolidation or purchase of all or substantially all of their assets);

(2) individuals who on the Issue Date constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors of the Company or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office;

(3) the adoption of a plan relating to the liquidation or dissolution of the Company; or

(4) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company (determined on a consolidated basis) to another Person other than a transaction following which (A) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and (B) in the case of a sale of assets transaction, each transferee becomes an obligor in respect of the Securities and a Subsidiary of the transferor of such assets.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” means the party named as such in this Third Supplemental Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the Trust Indenture Act, each other obligor on the Securities.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term from the Redemption Date to April 15, 2017, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to April 15, 2017.

“Comparable Treasury Price” means, with respect to any Redemption Date, if clause (ii) of the Adjusted Treasury Rate is applicable, the average of three, or such lesser number as is obtained by the Company, Reference Treasury Dealer Quotations for such Redemption Date.

“Consolidated Coverage Ratio” as of any date of determination means the ratio of

(1) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 40 days prior to the date of such determination to

(2) Consolidated Interest Expense for such four fiscal quarters;

provided, however, that

(A) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period;

(B) if the Company or any Restricted Subsidiary has repaid, repurchased, redeemed, retired, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, redeemed, retired defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, redeem, retire, defease or otherwise discharge such Indebtedness;

(C) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, redeemed, retired, defeased or otherwise discharged with respect to the Company and the continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and the continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(D) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any

Person which becomes a Restricted Subsidiary) or an acquisition, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period;

(E) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (C) or (D) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period; and

(F) interest income reasonably anticipated by such Person to be received during the applicable four-quarter period from cash or Temporary Cash Investments held by such Person or any Restricted Subsidiary of such Person, which cash or Temporary Cash Investments exist on the date of determination or will exist as a result of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, will be included.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness, but if the remaining term of such Interest Rate Agreement is less than 12 months, then such Interest Rate Agreement shall only be taken into account for that portion of the period equal to the remaining term thereof).

If any Indebtedness is incurred under a revolving credit facility and is being given pro forma effect, the interest on such Indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four fiscal quarters subject to the pro forma calculation to the extent that such Indebtedness was incurred solely for working capital purposes.

“Consolidated Interest Expense” means, for any period, the total interest expense of the Company and the consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or the Restricted Subsidiaries, without duplication,

(1) interest expense attributable to Capital Lease Obligations;

(2) amortization of debt discount and debt issuance cost;

(3) capitalized interest;

(4) non-cash interest expense;

(5) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(6) net payments pursuant to Currency Agreements and Interest Rate Agreements;

(7) dividends accrued in respect of all Preferred Stock held by Persons other than the Company or a Wholly Owned Subsidiary (other than dividends payable solely in Capital Stock (other than Disqualified Stock) of the Company);

(8) interest incurred in connection with Investments in discontinued operations;

(9) interest actually paid by the Company or any such Restricted Subsidiary under any Guarantee of Indebtedness or other obligation of any Person; and

(10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

Notwithstanding the foregoing, there shall be excluded from Consolidated Interest Expense (A) Consolidated Interest Expense with respect to any Dollar-Denominated Production Payments to the extent such Dollar-Denominated Production Payments are excluded from the definition of “Indebtedness” and (B) noncash interest expense Incurred in connection with interest rate caps and other interest rate and currency options that, at the time entered into, resulted in the Company and its Restricted Subsidiaries being either neutral or net payors as to future payouts under such caps or options.

“Consolidated Net Income” means, for any period, the net income of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income the following items, in each case adjusted for income taxes, using the Company’s estimated income tax rate for the applicable period, attributable to such items excluded from Consolidated Net Income:

(1) any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that

(A) subject to the exclusion contained in clause (5) below, the Company’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (3) below); and

(B) the Company’s equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

(2) any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction (or any transaction accounted for in a manner similar to a pooling of interests) for any period prior to the date of such acquisition;

(3) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that

(A) subject to the exclusion contained in clause (5) below, the Company’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed (or, if greater, for purposes of calculation of the Consolidated Coverage Ratio only, permitted at the date of determination to be distributed) by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and

(B) the Company’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

(4) any gain (or loss) realized upon the sale or other disposition of any assets of the Company, its consolidated Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which are not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person;

(5) any impairment losses on oil and natural gas properties;

(6) extraordinary gains or losses;

(7) any unrealized non-cash gains or losses or charges in respect of Hedging Obligations (including those resulting from the application of ASC815);

(8) any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards;

(9) any income from assets or businesses classified as discontinued operations;

(10) the cumulative effect of a change in accounting principles; and

(11) to the extent deducted in the calculation of Consolidated Net Income, any non-cash or nonrecurring charges relating to any premium or penalty paid, write-off of deferred financing costs or other financial recapitalization charges in connection with redeeming or retiring any Indebtedness prior to its Stated Maturity will be excluded;

in each case, for such period. Notwithstanding the foregoing, for the purpose of Section 4.06 of this Third Supplemental Indenture only (but not the calculation of the Consolidated Coverage Ratio for purposes of determining compliance with such covenant), there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital to the Company or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under such Section pursuant to Section 4.06(a)(3)(D) of this Third Supplemental Indenture.

“Consolidated Net Worth” means the total of the amounts shown on the balance sheet of the Company and its consolidated Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP as of the end of the most recent fiscal quarter for which internal financial statements are available prior to the taking of any action for the purpose of which the determination is being made, as the sum of:

(1) the par or stated value of all the Company’s outstanding Capital Stock, plus

(2) paid-in capital and capital surplus relating to such Capital Stock, plus

(3) any retained earrings or earned surplus less (A) any accumulated deficit, and (B) any amounts attributable to Disqualified Stock.

“Credit Agreement” means the Amended and Restated Credit Agreement, dated as of July 31, 2013 by and among the Company, as borrower, certain of its subsidiaries, as guarantors, JPMorgan Chase Bank, N.A., as administrative agent, J.P. Morgan Securities LLC, as sole bookrunner and co-lead arranger, Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and BMO Capital Markets Corp., as co-lead arrangers, Bank of America, N.A. and Wells Fargo Bank, N.A., as co-syndication agents, Bank of Montreal, as documentation agent, and the lenders named therein, together with the related documents thereto (including the term loans and revolving loans thereunder, any guarantees and security documents), as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions, including increasing the amount of available borrowings thereunder or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) from time to time, and any agreement (and related document) governing Indebtedness incurred to Refinance but without limitation as to borrowers or guarantors, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or a successor Credit Agreement, whether by the same or any other lender or group of lenders.

“Credit Facilities” means with respect to the Company or any Restricted Subsidiary, one or more debt facilities (including the Credit Agreement), or commercial paper facilities with banks, investment banks, insurance companies, mutual or other institutional lenders or investors providing for revolving credit loans, term loans, production payments, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“De Minimis Guaranteed Amount” means a principal amount of Indebtedness that does not exceed $5.0 million.

“Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

(1) matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

(2) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

(3) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to the 91st day after the Stated Maturity of the Securities; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the 91st day after the Stated Maturity of the Securities shall not constitute Disqualified Stock if (A) the “asset sale” or “change of control” provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Securities in Sections 4.08 and 4.11 of this Third Supplemental Indenture and (B) any such requirement only becomes operative after compliance with such terms applicable to the Securities, including the purchase of any Securities tendered pursuant thereto.

The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to the Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

“Dollar-Denominated Production Payments” means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“DTC” means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depository institution hereinafter appointed by the Company.

“East Texas/North Louisiana Area” has the meaning assigned to such term in the BG Joint Development Agreement as in effect on the Issue Date and as amended or restated thereafter.

“EBITDA” for any period means the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net Income:

(1) all income tax expense of the Company and the consolidated Restricted Subsidiaries;

(2) Consolidated Interest Expense;

(3) depreciation, depletion, exploration and amortization expense of the Company and the consolidated Restricted Subsidiaries (excluding amortization of expenses attributable to a prepaid operating activity item that was paid in cash in a prior period);

(4) all other non-cash charges of the Company and the consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period other than non-cash charges resulting from the application of Financial Accounting Standards Board Accounting Standards Codification Subtopic 410-20 for Asset Retirement Obligations); and

(5) unrealized foreign exchange losses;

in each case for such period, and less, to the extent included in calculating such Consolidated Net Income and in excess of any costs or expenses attributable thereto and deducted in calculating such Consolidated Net Income, the sum of:

(A) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments; and

(B) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments.

Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion, including by reason of minority interests) that the net income or loss of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

“EOC” means EXCO Operating Company, LP, a Delaware limited partnership and its successors and permitted assigns.

“Equity Offering” means a public or private sale of common stock of the Company (other than to the Company or a Subsidiary of the Company) or any contribution to the common equity capital of the Company.

“EXCO/HGI MLP” means EXCO/HGI Production Partners, LP, a Delaware limited partnership. “EXCO/HGI MLP General Partner” means EXCO/HGI GP, LLC, a Delaware limited liability company.

“EXCO/HGI MLP Documents” means, collectively, (a) the Unit Purchase and Contribution Agreement, dated as of November 5, 2012, by and among the Company, EXCO Operating Company, LP, the EXCO/HGI MLP General Partner and HGI Energy Holdings, LLC, (b) the Amended and Restated Limited Partnership Agreement for EXCO/ HGI MLP dated as of February 14, 2013 and (c) the Amended and Restated Limited Liability Company Agreement for EXCO/HGI MLP General Partner dated as of February 14, 2013, and any other documents, instruments, agreements or certificates contemplated by, or executed in connection with the transactions contemplated by the formation of EXCO/HGI MLP, in each case as may thereafter be amended, supplemented or otherwise modified from time to time.

“EXCO PA” means EXCO Production Company (PA), LLC, a Delaware limited liability company, and its successors and assigns.

“EXCO WV” means EXCO Production Company (WV), LLC, a Delaware limited liability company, and its successors and assigns.

“Existing Senior Notes” means the Company’s $750.0 million aggregate principal amount of 7.500% Senior Notes due 2018.

“Existing Senior Notes Indenture” means the Original Indenture as supplemented by the first supplemental indenture, dated as of September 15, 2010, among the Company, the subsidiary guarantors named therein and Wilmington Trust Company, as trustee, and the second supplemental indenture, dated as of February 12, 2013, as amended, modified, or supplemented from time to time.

“Farm-In Agreement” means an agreement whereby a Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interest therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well in exchange for an ownership interest in an oil or gas property.

“Farm-Out Agreement” means a Farm-In Agreement, viewed from the standpoint of the party that transfers an ownership interest to another.

“Foreign Subsidiary” means any Restricted Subsidiary of the Company that is not organized under the laws of the United States or any State thereof or the District of Columbia.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning. The term “Guarantor” shall mean any Person Guaranteeing any obligation.

“Guaranty Agreement” means a supplemental indenture, in a form substantially similar as attached hereto as Exhibit B, pursuant to which a Subsidiary Guarantor guarantees the Company’s obligations with respect to the Securities on the terms provided for in the Indenture.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Oil and Natural Gas Hedging Contract, Interest Rate Agreement or Currency Agreement.

“Hydrocarbons” means all crude oil and condensate and Natural Gas produced from or attributable to the Oil and Gas Interests of the Company and each Subsidiary Guarantor.

“Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. Notwithstanding the foregoing proviso, any Indebtedness that is extinguished, retired or repaid in connection with a Person merging with or becoming a Subsidiary of a Restricted Subsidiary will not be deemed to be the Incurrence of Indebtedness. The term “Incurrence” when used as a noun shall have a correlative meaning.

Solely for purposes of determining compliance with Section 4.05 of this Third Supplemental Indenture:

(1) amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security;

(2) the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms;

(3) the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or making of a mandatory offer to purchase such Indebtedness; and

(4) unrealized losses or charges in respect of Hedging Obligations (including those resulting from the application of ASC815);

will not be deemed to be the Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

(2) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

(3) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers’ acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

(5) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Subsidiary of such Person, the amount of all obligations of such Subsidiary with respect to any Preferred Stock of such Subsidiary, the principal amount of such Disqualified Stock or Preferred Stock to be determined in accordance with this Third Supplemental Indenture;

(6) all obligations of the type referred to in clauses (1) through (5) above of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

(7) all obligations of the type referred to in clauses (1) through (6) above of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets and the amount of the obligation so secured;

(8) to the extent not otherwise included in this definition, Hedging Obligations of such Person; and

(9) any Guarantee by such Person of production or payment with respect to a Production Payment (but not any other contractual obligation in respect of such Production Payment).

Except as expressly provided in clause (9) above, Production Payments and Reserve Sales shall not constitute “Indebtedness.”

Notwithstanding the foregoing, in connection with the purchase by the Company or any Restricted Subsidiary of any business or assets, the term “Indebtedness” will exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business or assets after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all obligations as described above; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.

“Independent Qualified Party” means an investment banking firm, accounting firm or appraisal firm of national standing; provided, however, that such firm is not an Affiliate of the Company.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement with respect to exposure to interest rates.

“Investment” in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. If the Company or any Restricted Subsidiary issues, sells or otherwise disposes of any Capital Stock of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, the Company or any Restricted Subsidiary shall be deemed to have made an Investment on the date of such issuance, sale or other disposition equal to the fair market value of the Capital Stock of such Restricted Subsidiary not sold or disposed of or, if less, the value of the Investment when made by the Company or such Restricted Subsidiary in the portion of such Person represented by such Capital Stock. The acquisition by the Company or any Restricted Subsidiary of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person at such time. Except as otherwise provided for herein, the amount of an Investment shall be its fair market value at the time the Investment is made and without giving effect to subsequent changes in value.

For purposes of the definition of “Unrestricted Subsidiary”, the definition of “Restricted Payment” and Section 4.06 of this Third Supplemental Indenture:

(1) “Investment” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, or BBB (or the equivalent) by Standard & Poor’s, or, if neither Moody’s nor Standard & Poor’s provide credit ratings of debt securities, the equivalent investment grade rate from any other Rating Agency.

“Issue Date” means April 16, 2014.

“KKR Participation Agreement” means that certain Participation Agreement, dated July 31, 2013, among Admiral A Holding L.P., Admiral B Holding L.P. and EXCO Operating Company, LP, as such Participation Agreement may thereafter be amended, supplemented or otherwise modified from time to time.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York, or the principal place of payment.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Marcellus Development Costs” means the costs and expenses incurred in the conduct of development operations in the Appalachian Area pursuant to the Marcellus JV Documents.

“Marcellus Holding Companies” means BGPA and BGWV, each a wholly owned subsidiary of the Marcellus JV Partner and each formed in connection with the Marcellus Joint Development Agreement to facilitate the transfer of an undivided 49.75% interest in the Marcellus JV Oil and Gas Assets to the Marcellus JV Partner.

“Marcellus Joint Development Agreement” means that certain Joint Development Agreement dated as of June 1, 2010, among BGPA, BGWV, the Marcellus Holding Companies and the Marcellus JV Operator to develop and operate the Marcellus JV Oil and Gas Assets with respect to the Marcellus Joint Venture; as such Joint Development Agreement may thereafter be amended, supplemented or otherwise modified from time to time.

“Marcellus JV Closing Date” means June 1, 2010.

“Marcellus JV Documents” means the Marcellus Joint Development Agreement, the Marcellus Operator LLC Agreement, the Marcellus Midstream LLC Agreement, the Marcellus Transfer Agreement and any other documents, instruments, agreements or certificates contemplated by, or executed in connection with, the Marcellus Joint Development Agreement, in each case, as the same may be amended, modified or supplemented from time to time.

“Marcellus JV Oil and Gas Assets” has the meaning assigned to the term “Subject Oil and Gas Assets” in the Marcellus Joint Development Agreement.

“Marcellus JV Operator” means EXCO Resources (PA), LLC, a Delaware limited liability company, and its successors and assigns, the operator of the Marcellus JV Oil and Gas Assets located in the Appalachian Area.

“Marcellus JV Partner” means BG Production, a Delaware limited liability company.

“Marcellus Midstream Assets” means the gas gathering and pipeline systems and related facilities associated with the Marcellus Shale portion of the Marcellus JV Oil and Gas Assets.

“Marcellus Midstream LLC Agreement” means that certain Second Amended and Restated Limited Liability Company Agreement of Marcellus Midstream Owner, dated as of June 1, 2010, as such Limited Liability Company Agreement may thereafter be amended, supplemented or otherwise modified from time to time.

“Marcellus Midstream Owner” means EXCO Appalachia Midstream, LLC, owner of the Marcellus Midstream Assets.

“Marcellus Operator LLC Agreement” means that certain Amended and Restated Limited Liability Company Agreement of the Marcellus JV Operator; dated as of June 1, 2010, as the same may be amended, supplemented or otherwise modified from time to time.

“Marcellus Shale” means (a) with respect to the Commonwealth of Pennsylvania, those subsurface depths that are below the base of (but excluding) the Haskill Sandstone Formation (Base of Elk Sequence) formation at a measured depth of 2,758’, as identified by the Litho Density Compensated Neutron Array Induction Temperature Log dated June 7, 2005 of the Seneca Resources operated Fee PGS SGL No. 44 (API 37-047-23649) located in Elk County, Pennsylvania, (b) with respect to the State of West Virginia, those subsurface depths that are below the base of (but excluding) the Brallier Formation (Base of Elk Sequence) formation at a measured depth of 6,612’, as identified by the Litho Density Compensated Neutron Array Induction Temperature Log dated October 8, 2008 of the EXCO—North Coast Energy, Inc. operated Wentz 4HS (API 47-001-02982) located in Barbour County, West Virginia, recognizing that actual depths may vary, and (c) with respect to the State of New York, those subsurface depths that are below the base of (but excluding) the Genesee Formation at a measured depth of 2,548’, as identified by the Density/Neutron, Gamma/Temperature Log dated May 6, 2005 of the Fortuna Energy, Inc. operated Cotton-Hanlon #1 well (API 31-107-23185) located in Tioga County, New York.

“Marcellus Transfer Agreement” means that certain Membership Interest Transfer Agreement dated as of May 9, 2010, by an between EXCO Holding (PA), Inc. and the Marcellus JV Partner pursuant to which EXCO Holding (PA), Inc. transferred to the Marcellus JV Partner (a) 100% of the equity interests of the Marcellus Holding Companies and (b) 50% of the equity interests of each of the Marcellus JV Operator and the Marcellus Midstream Owner.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Natural Gas” means all natural gas, distillate or sulphur, natural gas liquids and all products recovered in the processing of natural gas (other than condensate) including, without limitation, natural gasoline, coalbed methane gas, casinghead gas, iso-butane, normal butane, propane and ethane (including such methane allowable in commercial ethane).

“Net Available Cash” from an Asset Disposition means cash payments received therefrom, including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and cash proceeds from the sale or other disposition of any non-cash consideration received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties, in each case net of (without duplication):

(1) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, including without limitation, all attorney’s fees, accountants’ fees, advisors’ or other consultants’ fees and other fees actually incurred in connection therewith, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;

(2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

(3) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries or to holders of royalties or similar interests as a result of such Asset Disposition;

(4) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition; and

(5) any portion of the purchase price from an Asset Disposition placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Disposition or otherwise in connection with that Asset Disposition; provided, however, that upon the termination of that escrow, Net Available Cash will be increased by any portion of funds in the escrow that are released to the Company or any Restricted Subsidiary.

“Net Cash Proceeds”, with respect to any issuance or sale of Capital Stock or Indebtedness, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Net Working Capital” of the Company means:

(1) all current assets of the Company and its Restricted Subsidiaries, except current assets from commodity price risk management activities arising in the ordinary course of business; minus

(2) all current liabilities of the Company and its Restricted Subsidiaries, except current liabilities included in Indebtedness and current liabilities from commodity price risk management activities arising in the ordinary course of business, determined in each case, as set forth in the consolidated financial statements of the Company prepared in accordance with GAAP.

“Non-Recourse Purchase Money Indebtedness” means Indebtedness (other than Capital Lease Obligations) of the Company or any Subsidiary Guarantor incurred in connection with the acquisition by the Company or such Subsidiary Guarantor in the ordinary course of business of fixed assets used in the Oil and Gas Business (including office buildings and other real property used by the Company or such Subsidiary Guarantor in conducting its operations) with respect to which:

(1) the holders of such Indebtedness agree that they will look solely to the fixed assets so acquired which secure such Indebtedness, and neither the Company nor any Restricted Subsidiary (a) is directly or indirectly liable for such Indebtedness or (b) provides credit support, including any undertaking, Guarantee, agreement or instrument that would constitute Indebtedness (other than the grant of a Lien on such acquired fixed assets); and

(2) no default or event of default with respect to such Indebtedness would cause, or permit (after notice or passage of time or otherwise), any holder of any other Indebtedness of the Company or a Subsidiary Guarantor to declare a default or event of default on such other Indebtedness or cause the payment, repurchase, redemption, defeasance or other acquisition or retirement for value thereof to be accelerated or payable prior to any scheduled principal payment, scheduled sinking fund payment or maturity.

“Obligations” means, with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the documentation governing such Indebtedness.

“Oil and Gas Business” means:

(1) the acquisition, exploration, exploitation, development, operation and disposition of interests in oil, natural gas, other hydrocarbon and mineral properties;

(2) the gathering, marketing, distribution, treating, processing, storage, refining, selling and transporting of any production from such interests or properties and the marketing of oil, natural gas, other hydrocarbons and minerals obtained from unrelated Persons;

(3) any business relating to or arising from exploration for or exploitation, development, production, treatment, processing, storage, refining, transportation, gathering or marketing of oil, natural gas, other hydrocarbons and minerals and products produced in association therewith;

(4) any other related energy business, including power generation and electrical transmission business where fuel required by such business is supplied, directly or indirectly, from oil, natural gas, other hydrocarbons and minerals produced substantially from properties in which the Company or the Restricted Subsidiaries, directly or indirectly, participate;

(5) any business relating to oil field sales and service; and

(6) any activity necessary, appropriate or incidental to the activities described in the preceding clauses (1) through (5) of this definition.

“Oil and Gas Interest(s)” means: (a) direct and indirect interests in and rights with respect to oil, gas, mineral and related properties and assets of any kind and nature, direct or indirect, including, without limitation, wellbore interests, working, royalty and overriding royalty interests, mineral interests, leasehold interests, production payments, operating rights, net profits interests, other non-working interests, contractual interests, non-operating interests and rights in any pooled, unitized or communitized acreage by virtue of such interest being a part thereof; (b) interests in and rights with respect to Hydrocarbons other minerals or revenues therefrom and contracts and agreements in connection therewith and claims and rights thereto (including oil and gas leases, operating agreements, unitization, communitization and pooling agreements and orders, division orders, transfer orders, mineral deeds, royalty deeds, oil and gas sales, exchange and processing contracts and agreements and, in each case, interests thereunder), and surface interests, fee interests, reversionary interests, reservations and concessions related to any of the foregoing; (c) easements, rights-of-way, licenses, permits, leases, and other interests associated with, appurtenant to, or necessary for the operation of any of the foregoing; (d) interests in oil, gas, water, disposal and injection wells, equipment and machinery (including well equipment and machinery), oil and gas production, gathering, transmission, compression, treating, processing and storage facilities (including tanks, tank batteries, pipelines and gathering systems), pumps, water plants, electric plants, gasoline and gas processing plants, refineries and other tangible or intangible, movable or immovable, real or personal property and fixtures located on, associated with, appurtenant to, or necessary for the operation of any of the foregoing; and (e) all seismic, geological, geophysical and engineering records, data, information, maps, licenses and interpretations.

“Oil and Natural Gas Hedging Contract” means any oil and natural gas hedging agreement and other agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in oil and natural gas prices.

“Opinion of Counsel” means a written opinion of counsel (who may be counsel for the Company) and who shall be acceptable to the Trustee. The counsel may be an employee of the Company. Opinions of Counsel required to be delivered under this Indenture may have qualifications customary for opinions of the type required and counsel delivering such Opinions of Counsel may rely as to factual matters on certificates of the Company or governmental or other officials customary for opinions of the type required.

“Permitted Acquisition Indebtedness” means Indebtedness or Disqualified Stock of the Company or any of its Restricted Subsidiaries to the extent such Indebtedness or Disqualified Stock was Indebtedness or Disqualified Stock Incurred for the purpose of financing all or any part of the cost of acquiring oil and gas properties or was Indebtedness of:

(1) a Subsidiary prior to the date on which such Subsidiary became a Restricted Subsidiary; or

(2) a Person that was merged or amalgamated into the Company or a Restricted Subsidiary;

provided that on the date such Indebtedness was incurred, the Subsidiary became a Restricted Subsidiary or the date such Person was merged and amalgamated into the Company or a Restricted Subsidiary, as applicable, after giving pro forma effect thereto, the Consolidated Coverage Ratio either (x) equals or exceeds 2.25 to 1.0 or (y) is greater than the Consolidated Coverage Ratio immediately prior to such transaction.

“Permitted Business Investments” means Investments and expenditures made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business as means of actively exploiting, exploring for, acquiring, developing, processing, gathering, marketing or transporting oil, natural gas, other hydrocarbons and minerals through agreements, transactions, interests or arrangements that permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the Oil and Gas Business jointly with third parties, including:

(1) ownership interests in oil, natural gas, other hydrocarbon and mineral properties or gathering, transportation, processing, storage or related systems; and

(2) entry into, and Investments and expenditures in the form of or pursuant to, operating agreements, joint venture agreements (including, without limitation, those relating to the Marcellus Midstream Owner, the EXCO/HGI MLP Documents and the KKR Participation Agreement), partnership agreements, working interests, royalty interests, mineral leases, processing agreements, Farm-In Agreements, Farm-Out Agreements, contracts for the sale, transportation or exchange of oil, natural gas, other hydrocarbons and minerals, production sharing agreements, development agreements (including without limitation the BG Development Agreement, the Marcellus Joint Development Agreement, the KKR Participation Agreement and the EXCO/HGI MLP Documents), area of mutual interest agreements, unitization agreements, pooling arrangements, joint bidding agreements, service contracts and other similar agreements with third parties (including Unrestricted Subsidiaries).

“Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in

(1) the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

(2) another Person (A) if, as a result of such Investment, such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary or (B) for consideration consisting solely of Capital Stock of the Company; provided, however, that, in both cases, such Person’s primary business is a Related Business;

(3) cash and Temporary Cash Investments;

(4) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(5) payroll, commission, travel, relocation and similar advances to officers directors and employees to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary;

(7) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

(8) any Person to the extent such Investment represents the non-cash portion of the consideration received for (A) an Asset Disposition as permitted pursuant to Section 4.08 of this Third Supplemental Indenture or (B) a disposition of assets not constituting an Asset Disposition;

(9) any Person where such Investment was acquired by the Company or any of the Restricted Subsidiaries (A) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (B) as a result of a foreclosure by the Company or any of the Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(10) any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary;

(11) any Person to the extent such Investments consist of Hedging Obligations otherwise permitted under Section 4.05 of this Third Supplemental Indenture;

(12) any Person to the extent such Investment (A) exists on the Issue Date or (B) is an extension, modification or renewal of any such Investments described under the immediately preceding clause (A) but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Issue Date);

(13) Permitted Business Investments;

(14) repurchases of the Securities;

(15) Guarantees issued in accordance with Sections 4.05 and 4.14 of this Third Supplemental Indenture;

(16) Guarantees of performance or other obligations (other than Indebtedness) arising in the ordinary course in the Oil and Gas Business, including obligations under oil and natural gas exploration, development, joint operating and related agreements and licenses or concessions related to the Oil and Gas Business;

(17) Investments intended to promote the Company’s strategic objectives in the Oil and Gas Business in an aggregate amount not to exceed 5.0% of ACNTA (determined as of the date of the making of any such Investment) at any one time outstanding (which Investments shall be deemed to be no longer outstanding only upon and to the extent of the return of capital thereof);

(18) any Investment consisting of purchases and acquisitions of inventory, supplies, material and equipment, purchases of contract rights or licenses or leases of intellectual property, in each case, in the ordinary course of business; and

(19) Persons to the extent such Investments, when taken together with all other Investments made pursuant to this clause (19) outstanding on the date such Investment is made, do not exceed the greater of $25.0 million and 5.0% of ACNTA.

With respect to any Permitted Investment, at the time such Permitted Investment is made, the Company will be entitled to divide and classify such Investment in more than one of the clauses of the definition of “Permitted Investment.”

“Permitted Liens” means, with respect to any Person,

(1) pledges or deposits by such Person under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board and (B) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

(3) Liens for property taxes not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

(4) Liens in favor of issuers of performance, bid or surety bonds, completion guarantees or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

(5) survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6) Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person; provided, however, that the Lien may not extend to any other property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is Incurred (other than assets and property affixed or appurtenant thereto), and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

(7) Liens securing Non-Recourse Purchase Money Indebtedness granted in connection with the acquisition by the Company or any Restricted Subsidiary in the ordinary course of business of fixed assets used in the Oil and Gas Business (including the office buildings and other real property used by the Company or such Restricted Subsidiary in conducting its operations); provided that (i) such Liens attach only to the fixed assets acquired with the proceeds of such Non-Recourse Purchase Money Indebtedness; and (ii) such Non-Recourse Purchase Money Indebtedness is not in excess of the purchase price of such fixed assets;

(8) Liens to secure Indebtedness permitted under Section 4.05(b)(1) of this Third Supplemental Indenture and Liens to secure Cash Management Obligations;

(9) Liens to secure the Securities, any Subsidiary Guarantee and other obligations arising under this Third Supplemental Indenture;

(10) Liens existing on the Issue Date (other than Liens securing Indebtedness under a Credit Facility);

(11) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person (and not incurred in anticipation of or in connection with such transaction); provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

(12) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person (and not incurred in anticipation of or in connection with such transaction); provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

(13) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Restricted Subsidiary of such Person;

(14) Liens securing Hedging Obligations of the Company or any of its Restricted Subsidiaries that are permitted to be Incurred pursuant to this Third Supplemental Indenture;

(15) Liens on, or related to, assets to secure all or part of the costs incurred in the ordinary course of a Related Business for the surveying, exploration, drilling, extraction, development, operation, production, construction, alteration, repair, improvement, processing, transportation, marketing, storage or operation thereof;

(16) Liens on pipeline or pipeline facilities that arise under operation of law;

(17) Liens arising in the ordinary course of business under operating agreements, joint venture agreements, partnership agreements, oil, natural gas, other hydrocarbon and mineral leases, Farm-Out Agreements or Farm-In Agreements, division orders, contracts for the sale, transportation or exchange of oil or natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, net profits agreements, production payment agreements, royalty trust agreements, incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary, master limited partnership agreements, development agreements, operating agreements, production sales contracts, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements that are customary in the Oil and Gas Business provided, however, that in all instances such Liens are limited to the assets that are the subject of the relevant agreement, program, order or contract;

(18) Liens securing Production Payments and Reserve Sales that are not prohibited by this Third Supplemental Indenture; provided, however, that such Liens do not extend to any property other than the property that is the subject of such Production Payments and Reserve Sales;

(19) Liens reserved in oil, natural gas, other hydrocarbon and mineral leases for bonus or rental payments and for compliance with the terms of such leases;

(20) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clause (6), (9), (10), (11) or (12); provided, however, that (A) such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to such property or proceeds or distributions thereof) and (B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clause (6), (9), (10), (11) or (12) above at the time the original Lien became a Permitted Lien and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement.

(21) Liens securing Indebtedness of a Foreign Subsidiary permitted to be Incurred under Section 4.05(b)(15) of this Third Supplemental Indenture; provided, however, that such Liens do not extend to any property not owned by such Foreign Subsidiary;

(22) Liens to secure Indebtedness permitted under Section 4.05(b)(22) of this Third Supplemental Indenture;

(23) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(24) Liens on the Marcellus JV Oil and Gas Assets securing the obligations of the Company and certain Restricted Subsidiaries under the Marcellus JV Documents and Liens securing the obligations of the Company and certain Restricted Subsidiaries under the BG JV Documents;

(25) leases, licenses, subleases and sublicenses of real property and intellectual property rights that do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries, taken as whole; and

(26) in addition to Liens permitted by clauses (1) through (25) above, Liens that are incurred in the ordinary course of business of the Company or any Restricted Subsidiary with respect to Indebtedness and other obligations that do not exceed the greater of $25.0 million and 5.0% of ACNTA, as determined on the date of incurrence of such Indebtedness after giving pro forma effect to such incurrence and the application of the proceeds therefrom, at any time outstanding.

In each case set forth above, notwithstanding any stated limitation on the assets that may be subject to such Lien, a Permitted Lien on a specified asset or group or type of assets may include Liens on all improvements, additions and accessions thereto and all products and proceeds thereof.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Permitted Marketing Obligations” means Indebtedness of the Company or any Restricted Subsidiary under letter of credit or borrowed money obligations, or in lieu of or in addition to such letters of credit or borrowed money, Guarantees of such Indebtedness or other obligation, of the Company or any Restricted Subsidiary by any other Restricted Subsidiary, as applicable, related to the purchase by the Company or any Restricted Subsidiary of hydrocarbons for which the Company or such Restricted Subsidiary has contracts to sell; provided, however, that in the event that such Indebtedness or obligations are guaranteed by the Company or any Restricted Subsidiary, then either: (1) the Person with which the Company or such Restricted Subsidiary has contracts to sell has an Investment Grade Rating or in lieu thereof, a Person guaranteeing the payment of such obligated Person has an Investment Grade Rating from; or (2) such Person posts, or has posted for it, a letter of credit in favor of the Company or such Restricted Subsidiary with respect to all such Person’s obligations to the Company or such Restricted Subsidiary under such contracts.

“Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“principal” of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

“Production Payments” means Dollar-Denominated Production Payments and Volumetric Production Payments, collectively.

“Production Payments and Reserve Sales” means the grant or transfer to any Person of a Production Payment, royalty, overriding royalty, net profits interest, master limited partnership interest or other interest in oil and natural gas properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties.

“Prospectus Supplement” means the Prospectus Supplement dated April 14, 2014 relating to the initial offering of the Securities.

“Quotation Agent” means the Reference Treasury Dealer selected by the Company.

“Rating Agency” means each of Standard & Poor’s or Moody’s, or, if either Standard & Poor’s or Moody’s or both shall not make a rating on the Securities publicly available, a nationally recognized statistical rating organization registered under Section 15E of the Exchange Act selected by the Company (as certified by a resolution of the Board of Directors) which shall be substituted for Standard & Poor’s or Moody’s or both, as the case may be.

“Reference Treasury Dealer” means J.P. Morgan Securities LLC and its successors and assigns, Wells Fargo Securities LLC and its successors and assigns and one other nationally recognized investment banking firm selected by the Company that is a primary U.S. Government securities dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day immediately preceding such Redemption Date.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Third Supplemental Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

(1) if the final maturity of the Indebtedness being Refinanced is earlier than the Stated Maturity of the Securities, such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

(2) if the final maturity date of the Indebtedness being Refinanced is later than the Stated Maturity of the Securities, such Refinancing Indebtedness has a final maturity date at least 91 days later than the Stated Maturity of the Securities;

(3) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced;

(4) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; and

(5) if the Indebtedness being Refinanced is subordinated in right of payment to the Securities, such Refinancing Indebtedness is subordinated in right of payment to the Securities at least to the same extent as the Indebtedness being Refinanced;

provided further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Subsidiary of the Company that Refinances Indebtedness of the Company (provided, however, that a Restricted Subsidiary that is also a Subsidiary Guarantor may Guarantee Refinancing Indebtedness Incurred by the Company whether or not such Restricted Subsidiary was an obligor or guarantor of the

Indebtedness being Refinanced, and provided, further, that if such Refinancing Indebtedness is subordinated to the Securities, such Guarantees shall be subordinated to such Restricted Subsidiary Guaranty to at least the same extent) or (B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

“Related Business” means any Oil and Gas Business and any other business in which the Company or any of the Restricted Subsidiaries was engaged on the Issue Date and any business related, ancillary or complementary to such business.

“Restricted Payment” with respect to any Person means:

(1) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than (A) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock), (B) dividends or distributions payable solely to the Company or a Restricted Subsidiary and (C) pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

(2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of (A) the Company or (B) a Restricted Subsidiary held by any Affiliate of the Company (other than by a Restricted Subsidiary), including in connection with any merger or consolidation and including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock);

(3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of the Company or any Subsidiary Guarantor (other than (A) from the Company or a Restricted Subsidiary or (B) the purchase, repurchase, redemption, defeasance or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition); or

(4) the making of any Investment (other than a Permitted Investment) in any Person.

“Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

“Sale/Leaseback Transaction” means an arrangement relating to property owned by the Company or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

“Senior Indebtedness” means with respect to any Person:

(1) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred, including with respect to the Company and the Subsidiary Guarantors, all Indebtedness outstanding under the Credit Agreement and all Hedging Obligations and Cash Management Obligations with respect thereto; and

(2) all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above, unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such Indebtedness or other obligations are subordinate in right of payment to the Securities or the Subsidiary Guaranty of such Person, as the case may be; provided, however, that Senior Indebtedness shall not include:

(A) any obligation of such Person to the Company or any Subsidiary;

(B) any liability for Federal, state, local or other taxes owed or owing by such Person;

(C) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

(D) any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

(E) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of this Third Supplemental Indenture.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Standard & Poor’s” means Standard & Poor’s Rating Services, and any successor to its rating agency business.

“Stated Maturity” means, with respect to any Security, the date specified in such Security as the fixed date in which the final payment of principal of such Security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such Security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subordinated Obligation” means, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Securities or a Subsidiary Guaranty of such Person, as the case may be, pursuant to a written agreement to that effect.

“Subsidiary Guarantor” means each Subsidiary of the Company that executes this Third Supplemental Indenture as a guarantor on the Issue Date and each other Subsidiary of the Company that thereafter guarantees the Securities pursuant to the terms of this Third Supplemental Indenture.

“Subsidiary Guaranty” means a Guarantee by a Subsidiary Guarantor of the Company’s obligations with respect to the Securities.

“Temporary Cash Investments” means any of the following:

(1) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

(2) investments in demand and time deposit accounts, certificates of deposit and money market deposits maturing within 270 days after the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one Rating Agency or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

(3) investments in deposits available for withdrawal on demand with any commercial bank that is organized under the laws of any country in which the Company or any Restricted Subsidiary maintains an office or is engaged in the Oil and Gas Business; provided, however, that (i) all such deposits have been made in such accounts in the ordinary course of business and (ii) such deposits do not at any one time exceed $10.0 million in the aggregate;

(4) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

(5) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to Standard and Poor’s;

(6) investments in securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by Standard & Poor’s or “A” by Moody’s; and

(7) investments in money market funds that invest 95% or more of their assets in securities of the types described in clauses (1) through (6) above.

“Trustee” means the party named as such in this Third Supplemental Indenture until a successor replaces it and, thereafter, means the successor.

“Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the Issue Date.

“Trust Officer” means any officer within the corporate trust department of the Trustee with direct responsibility for performing the Trustee’s duties under this Indenture and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such matter is referred because of such person’s knowledge of and familiarity with the particular subject.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.06 of this Third Supplemental Indenture.

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (A) the Company could Incur $1.00 of additional Indebtedness under Section 4.05(a) of this Third Supplemental Indenture and (B) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officer’s Certificate and an Opinion of Counsel certifying that such designation complied with the foregoing provisions.

“U.S. Dollar Equivalent” means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two Business Days prior to such determination.

Except as described in Section 4.05 of this Third Supplemental Indenture, whenever it is necessary to determine whether the Company or any Restricted Subsidiary has complied with any covenant in this Indenture or a Default has occurred and an amount is expressed in a currency other than U.S. dollars, such amount will be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer’s option.

“Volumetric Production Payments” means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Wholly Owned Subsidiary” means a Restricted Subsidiary all the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or one or more other Wholly Owned Subsidiaries.

SECTION 2.03. Other Definitions.

Term	Defined in Section
“Additional Securities” “Affiliate Transaction”	1.01 4.09(a)
“Bankruptcy Law”	6.02
“Change of Control Offer”	4.11(b)
“covenant defeasance option”	7.02(b)
“Custodian”	6.02
“Debt Securities” “Event of Default”	Recitals 6.02
“Guaranteed Obligations”	9.01
“legal defeasance option”	7.02(b)
“Offer”	4.08(b)
“Offer Amount”	4.08(c)(2)
“Offer Period”	4.08(c)(2)
“Original Indenture”	Recitals
“Purchase Date”	4.08(c)(1)
“Redemption Date:	3.02(a)
“Reinstatement Date” “Securities” “Successor Company”	4.02 1.01 5.02(a)(1)
“Suspended Covenants”	4.02
“Suspension Period”	4.02

Terms not defined herein but defined in the Appendix shall have the meaning set forth in the Appendix.

SECTION 2.04. Incorporation by Reference of Trust Indenture Act. This Third Supplemental Indenture is subject to the mandatory provisions of the Trust Indenture Act which are incorporated by reference in and made a part of this Third Supplemental Indenture. The following Trust Indenture Act terms have the following meanings:

“Commission” means the SEC;

“indenture securities” means the Securities and the Subsidiary Guaranties;

“indenture security holder” means a Securityholder;

“indenture to be qualified” means this Third Supplemental Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the indenture securities means the Company, each Subsidiary Guarantor and any other obligor on the indenture securities.

All other Trust Indenture Act terms used in this Third Supplemental Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

ARTICLE 3

Redemption

SECTION 3.01. Original Indenture. Sections 1102, 1103 and 1104 and Article XII of the Original Indenture shall not apply to the Securities and hereafter shall be void and of no force and effect and any reference in the Original Indenture to Sections 1102, 1103 or 1104 thereof shall be deemed to refer to Sections 3.04, 3.05 or 3.06, respectively, of this Third Supplemental Indenture.

SECTION 3.02. Optional Redemption. (a) At any time prior to April 15, 2017, upon not less than 30 nor more than 60 days’ prior notice as provided for in Section 3.06 of this Third Supplemental Indenture, the Company may at its option redeem all, but not less than all, of the Securities at a redemption price equal to 100% of the principal amount of the Securities redeemed plus the Applicable Premium as of, and accrued and unpaid interest to, the date of redemption (the “Redemption Date”), subject to the right of Holders of Securities on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

(b) Prior to April 15, 2017, the Company may, at its option, on one or more occasions redeem Securities (which includes Additional Securities, if any) in aggregate principal amount not to exceed 35% of the aggregate principal amount of the Securities (which includes Additional Securities, if any) originally issued at a redemption price (expressed as a percentage of principal amount of 108.500%, plus accrued and unpaid interest to the Redemption Date, with the Net Cash Proceeds from one or more Equity Offerings; provided, however that:

(i) at least 65% of such aggregate principal amount of the Securities (which includes Additional Securities, if any) remains outstanding immediately after the occurrence of each such redemption (other than Securities held, directly or indirectly, by the Company or its Affiliates); and

(ii) each such redemption occurs within 90 days after the date of the related Equity Offering.

Notice of any redemption upon any Equity Offering may be given prior to the completion of such Equity Offering, and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

(c) From and after April 15, 2017, the Company may, at its option, redeem all or a portion of the Securities upon not less than 30 nor more than 60 days’ prior notice as provided for in Section 3.06 of this Third Supplemental Indenture, at the redemption prices (expressed as percentages of principal amount of the Securities to be redeemed), plus accrued interest up to but excluding the applicable Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date) if redeemed during the twelve-month period beginning on April 15 of each of the years set forth below:

Year	Percentage
2017	106.375%
2018	104.250%
2019	102.125%
2020 and thereafter	100.000%

SECTION 3.01. Mandatory Redemption; Offers to Purchase and Open Market Purchases. The Company shall not be required to make mandatory redemption payments or sinking fund payments with respect to the Securities. The Company may acquire the Securities by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of this Third Supplemental Indenture.

SECTION 3.03. Notices to Trustee. If the Company elects to redeem Securities pursuant to Section 3.02 of this Third Supplemental Indenture, it shall notify the Trustee in writing of the Redemption Date, the principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur.

If the Company elects to redeem Securities pursuant to Section 3.02 of this Third Supplemental Indenture, it shall give each notice to the Trustee provided for in this Section at least 40 days before the Redemption Date unless the Trustee consents to a shorter period. Each such notice shall be accompanied by an Officer’s Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein.

SECTION 3.04. Selection of Securities to Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata, to the extent practicable or by lot or such similar method in accordance with the procedures of DTC. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $2,000. Securities and portions of them the Trustee selects shall be in minimum principal amounts of $2,000 or a whole multiple of $1,000 in excess thereof. Provisions of this Third Supplemental Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

SECTION 3.05. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Securities the Company shall mail a notice of redemption by first-class mail or otherwise delivered in accordance with the procedures of DTC to each Holder of Securities to be redeemed at such Holder’s registered address.

The notice shall identify the Securities to be redeemed and shall state:

(1) the Redemption Date;

(2) the redemption price;

(3) the name and address of the Paying Agent;

(4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

(6) that, unless the Company defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the Redemption Date;

(7) the paragraph of the Securities pursuant to which the Securities called for redemption are being redeemed; and

(8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense. In such event, the Company shall provide the Trustee with the information required by this Section.

ARTICLE 4

Covenants

SECTION 4.01. Original Indenture. Section 1001 of the Original Indenture shall not apply to the Securities and hereafter shall be void and of no force and effect and any reference in the Original Indenture to Section 1001 thereof shall be deemed to refer to Section 4.03 of this Third Supplemental Indenture.

SECTION 4.02. Covenant Suspension. During any period that the Securities have a rating equal to or higher than an Investment Grade Rating and no Default has occurred and is continuing, the Company and the Restricted Subsidiaries shall not be subject to Section 4.05, 4.06, 4.07, 4.08, 4.09, 4.11, 4.14 and 5.02(a)(3) of this Third Supplemental Indenture (collectively, the “Suspended Covenants”). In the event that the Company and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the preceding sentence, and subsequently have a rating below an Investment Grade Rating, then the Company and the Restricted Subsidiaries shall as of such date (the “Reinstatement Date”) again be subject to the Suspended Covenants (subject to subsequent suspension if the Securities again receive Investment Grade Ratings); provided that in the event of any such reinstatement, no action taken or omitted to be taken by the Company or any of its Restricted Subsidiaries prior to such reinstatement will give rise to a Default or Event of Default under this Third Supplemental Indenture with respect to the Securities.

During any period that the foregoing covenants have been suspended, the Company may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to this Third Supplemental Indenture.

On the Reinstatement Date, all Indebtedness Incurred during the Suspension Period (as defined below) will be classified to have been Incurred pursuant to Section 4.05(a) or one of the clauses set forth in Section 4.05(b) of this Third Supplemental Indenture (to the extent such Indebtedness would be permitted to be Incurred thereunder as of the Reinstatement Date). To the extent such Indebtedness would not be so permitted to be Incurred pursuant Sections 4.05(a) or 4.05(b) of this Third Supplemental Indenture, such Indebtedness will be deemed to have been outstanding on the Issue Date, so that it is classified under Section 4.05(b)(4) of this Third Supplemental Indenture. Calculations made after the Reinstatement Date of the amount available to be made as Restricted Payments under Section 4.06 of this Third Supplemental Indenture will be made as though the covenants described under Section 4.06 of this Third Supplemental Indenture had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under Section 4.06(a) of this Third Supplemental Indenture.

The period of time between the date of suspension of the covenants and the Reinstatement Date is referred to as the “Suspension Period.”

The Company shall give the Trustee prompt written notice anytime that the Suspended Covenants do not apply. Otherwise, the Trustee shall assume that the Suspended Covenants apply and shall have no duty to monitor compliance with such covenants on an ongoing basis.

SECTION 4.03. Payment of Securities. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in the Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with the Indenture money sufficient to pay all principal and interest then due.

The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

SECTION 4.04. SEC Reports. Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as the Securities are outstanding, the Company shall file with the SEC (subject to the next sentence) and provide, within 15 days after such filing, the Trustee and Securityholders with the annual and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, and containing all the information, audit reports and exhibits required for such reports (but without exhibits in the case of Securityholders). If at any time, the Company is not subject to the periodic reporting requirements of the Exchange Act for any reason, the Company shall nevertheless continue filing the reports specified in the preceding sentence with the SEC unless the SEC will not accept such a filing. The Company agrees that it shall not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept such filings for any reason, the Company shall post the reports specified in the preceding sentence on its website. The Company will also comply with the other provisions of Section 314(a) of the Trust Indenture Act.

At any time that any of the Company’s Subsidiaries are Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company, and a description of such Unrestricted Subsidiaries in “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The Company will be deemed to have furnished such reports to the trustees and the Holders of Securities if it has filed such reports with the SEC using the EDGAR filing system and such reports are publicly available.

In addition, the Company shall furnish to the Holders of the Securities and to prospective investors, upon the requests of such Holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act during any time that the Securities are not freely transferable under the Securities Act. Delivery of such reports, information and such documents to the Trustee are for informational purposes only, and the Trustee’s receipt thereof shall not constitute constructive notice of any information contained therein.

SECTION 4.05. Limitation on Indebtedness.

(a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company or a Restricted Subsidiary shall be entitled to Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto on a pro forma basis, the Consolidated Coverage Ratio exceeds 2.25 to 1.0, provided, further, that aggregate indebtedness pursuant to this Section 4.05(a) of all such Restricted Subsidiaries that are not Subsidiary Guarantors does not exceed an aggregate amount of $50.0 million.

(b) Notwithstanding the foregoing paragraph (a), the Company and the Restricted Subsidiaries shall be entitled to Incur any or all of the following Indebtedness:

(1) Indebtedness Incurred by the Company and the Subsidiary Guarantors pursuant to any Credit Facility; provided, however, that, immediately after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (b)(1) and then outstanding does not exceed an amount equal to the greater of (A) $1.2 billion less (x) the sum of all principal payments which result in a permanent reduction in borrowing capacity of the Company or its Restricted Subsidiaries and (B) 75.0% of ACNTA as of the date of such Incurrence;

(2) Indebtedness of the Company owing to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any other Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon not permitted by this clause (2), (B) if the Company is the obligor on such Indebtedness, and a Subsidiary Guarantor is not the obligee, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Securities and (C) if a Subsidiary Guarantor is the obligor on such Indebtedness and the Company or another Subsidiary Guarantor is not the obligee, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations of such obligor with respect to its Subsidiary Guaranty;

(3) the Securities (other than any Additional Securities) and the Subsidiary Guarantees related thereto;

(4) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1), (2) or (3) of this Section 4.05(b));

(5) Permitted Acquisition Indebtedness;

(6) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to Section 4.05(a) of this Third Supplemental Indenture or pursuant to clause (3), (4) or (5) of this Section 4.05(b) or this clause (6); provided, however, that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness of a Restricted Subsidiary Incurred pursuant to clause (5), such Refinancing Indebtedness shall be Incurred only by such Restricted Subsidiary;

(7) Hedging Obligations consisting of Interest Rate Agreements directly related to Indebtedness permitted to be Incurred by the Company and the Restricted Subsidiaries pursuant to this Third Supplemental Indenture;

(8) Hedging Obligations consisting of Oil and Natural Gas Hedging Contracts and Currency Agreements entered into in the ordinary course of business for the purpose of limiting risks that arise in the ordinary course of business of the Company and its Subsidiaries;

(9) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, payment obligations in connection with health or other types of social security benefits, unemployment or other insurance or self-insurance obligations, reclamation, statutory obligations, banks’ acceptances and obligations in respect of performance, bid and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;

(10) (a) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within 15 Business Days of its Incurrence and (b) Indebtedness pursuant to Cash Management Obligations Incurred in the ordinary course of business; provided, however, that such Indebtedness is extinguished within 30 Business Days of its Incurrence;

(11) Indebtedness consisting of the Subsidiary Guaranty of a Subsidiary Guarantor and any Guarantee by the Company or a Subsidiary Guarantor of Indebtedness Incurred pursuant to Section 4.05(a) of this Third Supplemental Indenture or pursuant to clause (1), (3), (4), (5), (8), (9), (14), (15), (18) or (22) of this Section 4.05(b) or pursuant to clause (6) of this Section 4.05(b) to the extent the Refinancing Indebtedness Incurred thereunder directly or indirectly Refinances Indebtedness Incurred pursuant to Section 4.05(a) of this Third Supplemental Indenture or pursuant to clause (1), (3), (4), (5), (8), (9), (14), (15), (18) or (22) of this Section 4.05(b);

(12) in-kind obligations relating to net oil or natural gas balancing positions arising in the ordinary course of business;

(13) Non-Recourse Purchase Money Indebtedness;

(14) Indebtedness (including Capital Lease Obligations) Incurred by the Company or a Restricted Subsidiary to finance all or any part of the design, development, installation, construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person not more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of such property, plant or equipment, in an aggregate principal amount which, when added together with the amount of Indebtedness previously Incurred pursuant to this clause (14) and then outstanding, does not exceed the greater of (a) $20.0 million or (b) 2.0% of ACNTA, determined as of the Incurrence of such Indebtedness;

(15) Indebtedness of a Foreign Subsidiary in an aggregate principal amount which, when added together with the amount of Indebtedness previously Incurred pursuant to this clause (15) and then outstanding, does not exceed $5.0 million;

(16) Indebtedness arising from Guarantees by the Company or any Restricted Subsidiary of Indebtedness incurred in connection with Permitted Business Investments at any time outstanding not to exceed the greater of $60.0 million and 5.0% of ACNTA determined as of the date of incurrence of such Indebtedness after giving pro forma effect to such incurrence and the application of proceeds thereof;

(17) Permitted Marketing Obligations;

(18) Indebtedness consisting of the financing of insurance premiums in customary amounts consistent with the operations and business of the Company and the Restricted Subsidiaries;

(19) Guarantees by the Company of the obligations of EOC to pay the BG Development Costs under Section 2.3 of the BG Joint Development Agreement with respect to Oil and Gas Interests owned by the Company or the Subsidiary Guarantors or any of its Unrestricted Subsidiaries;

(20) Guarantees by the Company of the obligations of certain of its Subsidiaries to pay such Subsidiaries’ share of the Marcellus Development Costs with respect to the Marcellus JV Oil and Gas Assets in accordance with the terms of the Marcellus JV Documents;

(21) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business or assets of the Company or any business, assets or Capital Stock of a Restricted Subsidiary, other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition, provided that:

(a) the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds, including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to subsequent changes in value), actually received by the Company and its Restricted Subsidiaries in connection with such disposition; and

(b) such Indebtedness is not reflected on the balance sheet of the Company or any of its Restricted Subsidiaries (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (21)); and

(22) Indebtedness of the Company or any Subsidiary Guarantor in an aggregate principal amount which, when taken together with all other Indebtedness of the Company and the Subsidiary Guarantors outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (21) of this Section 4.05(b) or Section 4.05(a) of this Third Supplemental Indenture), does not exceed the greater of (x) 2.5% of ACNTA determined as of the date of the incurrence of such Indebtedness and (y) $20.0 million.

(c) Notwithstanding the foregoing, neither the Company nor any Subsidiary Guarantor shall Incur any Indebtedness pursuant to Section 4.05(b) of this Third Supplemental Indenture if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations of the Company or a Subsidiary Guarantor unless such Indebtedness shall be subordinated to the Securities or to the applicable Subsidiary Guaranty to at least the same extent as such Subordinated Obligations.

(d) For purposes of determining compliance with this Section 4.05, (1) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the types of Indebtedness described above, or is entitled to be Incurred pursuant to Section 4.05(a) of this Third Supplemental Indenture, the Company, in its sole discretion, shall be entitled to divide and classify (or later classify, reclassify or re-divide in whole or in part in its sole discretion) an item of Indebtedness in more than one of the types of Indebtedness described above at time of Incurrence in any manner that complies with this Section 4.05(d); provided, however, that all Indebtedness outstanding on the date of the Indenture under the Credit Agreement shall be deemed initially Incurred on the Issue Date under Section 4.05(b)(1) and not Section 4.05(a) or Section 4.05(b)(4); (2) Guarantees of or obligations in respect of letters or credit relating to Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included; (3) if obligations in respect of letters of credit are incurred pursuant to the Credit Agreement and are being treated as incurred pursuant to Section 4.05(b)(1) of this Third Supplemental Indenture and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included; (4) the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP; and (5) Indebtedness of any Person existing at the time such Person becomes a Restricted Subsidiary shall be deemed to have been Incurred by the Company and the Restricted Subsidiary at the time such Person becomes a Restricted Subsidiary.

(e) For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness where the Indebtedness Incurred is denominated in a different currency, the amount of such Indebtedness shall be the U.S. Dollar Equivalent determined on the date of the Incurrence of such Indebtedness; provided, however, that if any such Indebtedness denominated in a different currency is subject to a Currency Agreement with respect to U.S. dollars covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars shall be as provided in such Currency Agreement. The principal amount of any Refinancing Indebtedness Incurred in the same currency as the Indebtedness being Refinanced shall be the U.S. Dollar Equivalent of the Indebtedness Refinanced, except to the extent that (1) such U.S. Dollar Equivalent was determined based on a Currency Agreement, in which case the Refinancing Indebtedness shall be determined in accordance with the preceding sentence, and (2) the principal amount of the Refinancing Indebtedness exceeds the principal amount of the Indebtedness being Refinanced, in which case the U.S. Dollar Equivalent of such excess shall be determined on the date such Refinancing Indebtedness is Incurred.

SECTION 4.06. Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

(1) a Default shall have occurred and be continuing (or would result therefrom);

(2) the Company is not entitled to Incur an additional $1.00 of Indebtedness under Section 4.05(a) of this Third Supplemental Indenture; or

(3) the aggregate amount of such Restricted Payment and all other Restricted Payments since June 30, 2010 would exceed the sum of (without duplication):

(A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from July 1, 2010 to the end of the most recent fiscal quarter ending at least 40 days prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus

(B) 100% of the aggregate Net Cash Proceeds and 100% of the fair market value (as determined by the Board of Directors in good faith) of property other than cash received by the Company from the issuance or sale of its Capital Stock or of debt securities of the Company that have been converted into or exchanged for such Capital Stock (other than Disqualified Stock) subsequent to June 30, 2010 (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale financed directly or indirectly with Indebtedness to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) and 100% of any cash capital contribution received by the Company from its shareholders subsequent to June 30, 2010; plus

(C) the amount by which Indebtedness is reduced on the Company’s consolidated balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to June 30, 2010 of any Indebtedness convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (plus the amount of any accrued interest then outstanding on such Indebtedness to the extent the obligation to pay such interest is extinguished less the amount of any cash, or the fair market value of any other property, distributed by the Company upon such conversion or exchange) provided, however, that the foregoing amount shall not exceed the Net Cash Proceeds received by the Company or any Restricted Subsidiary from the sale of such Indebtedness (excluding Net Cash Proceeds from sales to a Subsidiary of the Company or, in the case of a sale financed directly or indirectly with Indebtedness, to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees); plus

(D) an amount equal to the sum of (i) the net reduction in the Investments (other than Permitted Investments) made subsequent to June 30, 2010 by the Company or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (excluding dividends and distributions), in each case received by the Company or any Restricted Subsidiary; provided, however, that such amount shall not exceed the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person, and (ii) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary or is sold; provided, however, that such amount shall not exceed, in the case of any Unrestricted Subsidiary other than the Marcellus Midstream Owner, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary; and provided, further, that in the case of the Marcellus Midstream Owner, the amount of any Permitted Investments made since the Issue Date by the Company or any Restricted Subsidiary in the Marcellus Midstream Owner shall be deducted from such amount.

(b) The provisions of Section 4.06(a) of this Third Supplemental Indenture shall not prohibit:

(1) any Restricted Payment made, within 90 days of the sale or contribution, out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) or a cash capital contribution received by the Company from its shareholders; provided, however, that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under Section 4.06(a)(3)(B) of this Third Supplemental Indenture;

(2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Company or a Subsidiary Guarantor made, within 90 days of the sale, by exchange for, or out of the proceeds of the sale of, Indebtedness of such Person which is permitted to be Incurred pursuant to Section 4.05 of this Third Supplemental Indenture; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

(3) dividends paid on the consummation of any redemption of Subordinated Obligations within 60 days after the date of declaration of the dividend, or giving of the notice of redemption, as the case may be, if at such date of declaration or of notice such dividend or payment, would have complied with this Section 4.06; provided, however, that such dividends and payments shall be included in the calculation of the amount of Restricted Payments;

(4) so long as no Default has occurred and is continuing, Restricted Payments to effect the repurchase or other acquisition of shares of Capital Stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or heirs, estates or other permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements or management equity subscription agreements), stock options or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such repurchases and other acquisitions (excluding amounts representing cancelation of Indebtedness) shall not exceed in any calendar year $2.0 million plus any unused amount permitted under this clause (4) for the immediately preceding year, but not to exceed $4.0 million in any single calendar year; provided further, however, that such repurchases and other acquisitions shall be excluded in the calculation of the amount of Restricted Payments;

(5) payments of dividends on Disqualified Stock issued pursuant to Section 4.05 of this Third Supplemental Indenture; provided, however, that at the time of payment of such dividend, no Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividends shall be excluded in the calculation of the amount of Restricted Payments;

(6) repurchases or other acquisitions of Capital Stock deemed to occur upon exercise of stock options, warrants or other convertible securities if such Capital Stock represents a portion of the exercise or exchange price thereof, and repurchases or other acquisitions of Capital Stock made in lieu of withholding taxes in connection with any such exercise or exchange; provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;

(7) cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Company; provided, however, that any such cash payment shall not be for the purpose of evading this Section 4.06 (as determined in good faith by the Board of Directors); provided further, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

(8) in the event of a Change of Control or an Asset Disposition, and if no Default shall have occurred and be continuing, the payment, purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Company or any Restricted Subsidiary (i) at a purchase price not greater than 101% of the principal amount of such Subordinated Obligations, plus any accrued and unpaid interest thereon in the event of a Change of Control and (ii) at a purchase price not greater than 100% of the principal amount of such Subordinated Obligations plus any accrued but unpaid interest thereon, in the case of an Asset Disposition; provided, however, that prior to such payment, purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Company (or a third party to the extent permitted by this Third Supplemental Indenture) has made a Change of Control Offer or Asset Disposition Offer with respect to the Securities as a result of such Change of Control or Asset Disposition and has repurchased all Securities validly tendered and not withdrawn in connection with such offer; provided further, however, that such repurchase and other acquisitions shall be included in the calculation of the amount of Restricted Payments;

(9) payments of intercompany Indebtedness that was permitted to be Incurred under this Third Supplemental Indenture; provided, however, that no Default has occurred and is continuing or would otherwise result therefrom; provided further, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

(10) the declaration or payment of dividends on the Company’s common stock of up to $55.0 million per annum; provided, however, that such dividends shall be excluded in the calculation of the amount of Restricted Payments;

(11) (a) any transfer to an Unrestricted Subsidiary of any direct or indirect interest of the Company and its Restricted Subsidiaries in real property so long as such interest at the time of such sale or transfer (i) does not include any material proved oil, natural gas, or other hydrocarbons and minerals and (ii) includes a surface interest, and (b) any disposition (by dividend or distribution in respect of Capital Stock of the Company or otherwise) of any such Unrestricted Subsidiary; provided, however, that such transfers and dispositions shall be excluded in the calculation of the amount of Restricted Payments;

(12) payments to dissenting stockholders (a) pursuant to applicable law or (b) in connection with the settlement or other satisfaction of legal claims made pursuant to or in connection with a consolidation, merger or transfer of assets in connection with a transaction that is not prohibited by this Third Supplemental Indenture; provided, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

(13) for the avoidance of doubt, payments made by any Person other than the Company or any Restricted Subsidiary to the stockholders of the Company in connection with or as part of (a) a merger or consolidation of the Company with or into such Person or a Subsidiary of such Person, of (b) a merger of a Subsidiary of such Person into the Company; provided, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

(14) repurchases of common stock of the Company pursuant to the Company’s existing stock repurchase program pursuant to Rule 10b-18 under the Securities Act; provided, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments; or

(15) Restricted Payments in an amount which, when taken together with all Restricted Payments made pursuant to this clause (15), does not exceed the greater of (a) $40.0 million and (b) 2.5% of ACNTA; provided, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments.

(c) For purposes of determining compliance with this Section 4.06, at the time a Restricted Payment is made, the Company shall be entitled to divide and classify such Restricted Payment in more than one of the types of Restricted Payments described above. The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred by the Company or the applicable Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The amount of any Restricted Payment paid in cash shall be equal to its face amount. The fair market value of any assets or securities that are required to be valued at the time of such Restricted Payment by this Section 4.06 shall be evidenced by an Officer’s Certificate which shall be delivered to the Trustee not later than ten Business Days following the date of the making of any Restricted Payment. Such Officer’s Certificate shall state that such Restricted Payment is permitted together with a copy of any related resolutions of the Board of Directors.

The Company shall not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last paragraph of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated shall be deemed to be Restricted Payments in an amount determined as set forth in the definition of “Investment.” Such designation shall be permitted only if a Restricted Payment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in this Third Supplemental Indenture.

SECTION 4.07. Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company; provided that the priority of any Preferred Stock in receiving dividends or liquidating distributions being paid on common stock shall not be deemed a restriction of the ability to make distributions of Capital Stock, (b) make any loans or advances to the Company; provided that the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction of the ability to make loans or advances or (c) transfer any of its property or assets to the Company, except:

(1) with respect to clauses (a), (b) and (c) above,

(A) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date including, for the avoidance of doubt, the Credit Agreement and the Existing Senior Notes Indenture;

(B) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary, or otherwise binding on such Restricted Subsidiary, on or prior to the date on which such Restricted Subsidiary was acquired or was so designated by the Company or any Restricted Subsidiary (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, and other than any encumbrance or restriction entered into in contemplation of, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

(C) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in Section 4.07(1)(A) or (B) of this Third Supplemental Indenture or this clause (C) or contained in any amendment to an agreement referred to in Section 4.07(1)(A) or (B) of this Third Supplemental Indenture or this clause (C); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no more restrictive than the encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements;

(D) any encumbrance or restriction with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (or the property or assets subject to such restrictions) pending the closing of such sale or disposition;

(E) customary encumbrances and restrictions contained in agreements of the type described in the definition of the term “Permitted Business Investments”;

(F) any encumbrance or restriction pursuant to an agreement relating to any Capital Lease Obligations, purchase money Indebtedness or Indebtedness owed by any Foreign Subsidiary, in each case not Incurred in violation of this Third Supplemental Indenture; provided, however, that (1) with respect to purchase money Indebtedness or Capital Lease Obligations, such restrictions relate only to the property or assets financed with such Indebtedness and (2) with respect to any Indebtedness owed by any such Foreign Subsidiary, such encumbrance or restriction relates only to property or assets owned by such Foreign Subsidiary and is not materially more restrictive to such Foreign Subsidiary than is customary in comparable financings, as determined in good faith by the Board of Directors;

(G) any encumbrance or restriction pursuant to provisions in agreements or instruments which prohibit the payment of dividends or the making of other distributions with respect to any Capital Stock of a Person other than on a pro rata basis;

(H) any encumbrance or restriction existing pursuant to applicable law, rule, regulation, order, approval, license, permit or similar restriction;

(I) any encumbrance or restriction pursuant to supermajority voting requirements under corporate charters, bylaws, stockholders agreements and similar documents and agreements; and

(J) any encumbrance or restriction pursuant to an instrument or agreement governing Indebtedness permitted by the terms of this Third Supplemental Indenture to be Incurred by a Restricted Subsidiary to fund, in whole or in part, the acquisition of any property or assets; provided such Indebtedness is repaid or otherwise refinanced in full with Refinancing Indebtedness on or prior to the date 12 months after the date such Indebtedness was initially incurred; and

(2) with respect to clause (c) only,

(A) any encumbrance or restriction consisting of customary nonassignment provisions (including provisions forbidding subletting) in leases governing leasehold interests or Farm-In Agreements or Farm-Out Agreements to the extent such provisions restrict the transfer of the lease or the property leased thereunder or the other interests therein;

(B) any encumbrance or restriction contained in Capital Lease Obligations, security agreements, mortgages, purchase money agreements or similar instruments securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property or assets (including Capital Stock) subject to such Capital Lease Obligations, security agreements, mortgages, purchase money agreements or similar instruments;

(C) Permitted Liens or Liens securing Indebtedness otherwise permitted to be Incurred pursuant to the provisions of Section 4.12 of this Third Supplemental Indenture that limit the right of the Company or any of its Restricted Subsidiaries to dispose of the assets subject to such Lien;

(D) customary restrictions contained in asset sale agreements limiting the transfer of such assets pending the closing of such sale;

(E) customary restrictions on the subletting, assignment or transfer of any property or asset that is subject to a lease, license, sub-license or similar contract, or the assignment or transfer of any such lease, license, sub-license or other contract;

(F) encumbrances and restrictions contained in contracts entered into in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of, or from the ability of the Company and the Restricted Subsidiaries to realize the value of, property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary; and

(G) any encumbrance or restriction pursuant to provisions with respect to the disposition or distribution of assets or property in operating agreements, sale-leaseback agreements, joint venture agreements, development agreements, area of mutual interest agreements and other agreements that are customary in the Oil and Gas Business and entered into in the ordinary course of business.

SECTION 4.08. Limitation on Sales of Assets and Subsidiary Stock.

(a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless (1) the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any Person assuming responsibilities for any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors or an executive officer of the Company or such Restricted Subsidiary with the responsibility for such transaction which determination shall be conclusive evidence of compliance with this provision, of the shares and assets subject to such Asset Disposition; (2) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents or Additional Assets or any combination thereof; and (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) (A) to the extent the Company elects (or is required by the terms of any Senior Indebtedness), to prepay, repay, redeem or purchase Indebtedness of the Company or a Subsidiary Guarantor (other than any Disqualified Stock), in each case other than Indebtedness owed to the Company or a Subsidiary of the Company, within 540 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (B) to the extent the Company elects, to acquire Additional Assets or to make capital expenditures in the Oil and Gas Business, in each case within 540 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; and (C) to the extent of the balance of such Net Available Cash after any application in accordance with either or both of clauses (A) and (B), to make an Offer to the Holders of the Securities (and to holders of other Senior Indebtedness of the Company or of any Restricted Subsidiary designated by the Company) to purchase Securities (and such other Senior Indebtedness of the Company or of any Restricted Subsidiary) pursuant to and subject to the conditions of this Third Supplemental Indenture.

Notwithstanding the foregoing, the 75% limitation referred to in Section 4.08(a)(2) of this Third Supplemental Indenture shall be deemed satisfied with respect to any Asset Disposition in which the cash or cash equivalents portion of the consideration received therefrom, determined in accordance with the foregoing provision on an after-tax basis, is equal to or greater than what the after-tax cash proceeds would have been had such Asset Disposition complied with such 75% limitation.

The requirement of Section 4.08(a)(3)(B) of this Third Supplemental Indenture shall be deemed to be satisfied if an agreement (including a lease, whether a capital lease or an operating lease) committing to make the acquisitions or expenditures referred to therein is entered into by the Company or a Restricted Subsidiary within the time period specified in such clause and such Net Available Cash is subsequently applied in accordance with such agreement within six months following such agreement.

Notwithstanding the foregoing provisions of this Section 4.08, the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this Section 4.08(a) except to the extent that the aggregate Net Available Cash from all Asset Dispositions which is not applied in accordance with this Section 4.08(a) exceeds $50.0 million. Pending application of Net Available Cash pursuant to this Section 4.08(a), such Net Available Cash may be invested in any manner that is not prohibited under this Third Supplemental Indenture.

For the purposes of this Section 4.08(a), the following are deemed to be cash or cash equivalents: (i) any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet) of the Company or any Restricted Subsidiary (other than liabilities that are subordinated to the Securities or any Subsidiary Guaranty) that are assumed by the transferee of any such assets pursuant to a customary novation agreement or similar agreement that releases the Company or such Restricted Subsidiary from all further liability, (ii) securities received by the Company or any Restricted Subsidiary from the transferee that are converted within 180 days by the Company or such Restricted Subsidiary into cash, to the extent of cash received in that conversion, and (iii) accounts receivable of a business retained by the Company or any Restricted Subsidiary, as the case may be, following the sale of such business, provided that such accounts receivable are not (A) past due more than 30 days and (B) do not have a payment greater than 90 days from the date of the invoice creating such accounts receivable.

(b) In the event of an Asset Disposition that requires the purchase of Securities (and other Senior Indebtedness of the Company or a Subsidiary Guarantor) pursuant to Section 4.08(a)(3)(C) of this Third Supplemental Indenture, the Company shall purchase Securities tendered pursuant to an offer by the Company for the Securities (and such other Senior Indebtedness) (the “Offer”) made on or before the 541st day after the later of the date of such Asset Disposition or the receipt of such Net Available Cash at a purchase price of 100% of their principal amount (or, in the event such other Senior Indebtedness of the Company or such Subsidiary Guarantor was issued with original issue discount greater than 2.5%, 100% of the accreted value thereof), without premium, plus accrued but unpaid interest (or, in respect of such other Senior Indebtedness of the Company or such Subsidiary Guarantor, such lesser price, if any, as may be provided for by the terms of such Senior Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in Section 4.08(c) of this Third Supplemental Indenture; provided, however, that the procedures for making an offer to holders of other Senior Indebtedness will be as provided for by the terms of the agreements governing such Senior Indebtedness. If the aggregate purchase price of the Securities and other Senior Indebtedness tendered pursuant to the Offer exceeds the Net Available Cash allotted to their purchase, the Company shall select the Securities and other Senior Indebtedness to be purchased on a pro rata basis but in round denominations, which in the case of the Securities will be minimum denominations of $2,000 principal amount and any integral multiple of $1,000 in excess thereof. The Company shall not be required to make an Offer to purchase Securities (and other Senior Indebtedness of the Company or a Subsidiary Guarantor) pursuant to this Section 4.08 if the Net Available Cash available therefor is less than $50.0 million (which lesser amount shall be carried forward for purposes of determining whether such an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition). Upon completion of such an Offer, Net Available Cash shall be deemed to be reduced by the aggregate amount of such Offer (whether or not accepted) and any then remaining Net Available Cash following such offer may be used for any purpose not prohibited by this Third Supplemental Indenture.

(c) (1) Promptly, and in any event within 10 days after the Company becomes obligated to make an Offer, the Company shall deliver to the Trustee and send, by first-class mail or otherwise deliver in accordance with the procedures of DTC to each Holder, a written notice stating that the Holder may elect to have his Securities purchased by the Company either in whole or in part (subject to prorating as described in Section 4.08(b) of this Third Supplemental Indenture in the event the Offer is oversubscribed) in minimum denominations of $2,000 principal amount and any integral multiple of $1,000 in excess thereof, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the “Purchase Date”) and shall contain such information concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision (which at a minimum will include (A) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Dispositions otherwise described in the offering materials (or corresponding successor reports), (B) a description of material developments in the Company’s business subsequent to the date of the latest of such Reports and (C) if material, appropriate pro forma financial information) and all instructions and materials necessary to tender Securities pursuant to the Offer, together with the information contained in clause (3).

(2) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided above, the Company shall deliver to the Trustee an Officer’s Certificate as to (A) the amount of the Offer (the “Offer Amount”), including information as to any other Senior Indebtedness included in the Offer, (B) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (C) the compliance of such allocation with the provisions of Section 4.08(a) and (b) of this Third Supplemental Indenture. On such date, the Company shall also irrevocably deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust) in Temporary Cash Investments, maturing on the last day prior to the Purchase Date or on the Purchase Date if funds are immediately available by open of business, an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section. If the Offer includes other Senior Indebtedness, the deposit described in the preceding sentence may be made with any other paying agent pursuant to arrangements satisfactory to the Trustee. Upon the expiration of the period for which the Offer remains open (the “Offer Period”), the Company shall deliver to the Trustee for cancellation the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee shall, on the Purchase Date, mail or deliver payment (or cause the delivery of payment) to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities delivered by the Company to the Trustee is less than the Offer Amount applicable to the Securities, the Trustee shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with this Section 4.08.

(3) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date, a telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

(4) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officer’s Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section 4.08. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

(d) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue of its compliance with such securities laws or regulations.

SECTION 4.09. Limitation on Affiliate Transactions. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Company involving aggregate consideration in excess of $5.0 million (an “Affiliate Transaction”) unless (1) the terms of the Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arm’s-length dealings with a Person who is not an Affiliate and if, in the good faith judgment of the Board of Directors (whose determination shall be conclusive), no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is otherwise fair to the Company or the relevant Restricted Subsidiary from a financial point of view; (2) if such Affiliate Transaction involves an amount in excess of $25.0 million, the terms of the Affiliate Transaction are set forth in writing and a majority of the non-employee directors of the Company disinterested with respect to such Affiliate Transaction have determined in good faith that the criteria set forth in clause (1) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a resolution of the Board of Directors; and (3) if such Affiliate Transaction involves an amount in excess of $50.0 million, the Board of Directors shall also have received a written opinion from an Independent Qualified Party to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Company and the Restricted Subsidiaries or is not less favorable to the Company and the Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm’s-length transaction with a Person who was not an Affiliate.

(b) The provisions of Section 4.09(a) of this Third Supplemental Indenture shall not prohibit:

(1) any Investment (other than an Investment described in clauses (2), (13) and (19) of the definition of “Permitted Investment”) or other Restricted Payment, in each case permitted to be made pursuant to Section 4.06 of this Third Supplemental Indenture;

(2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors;

(3) loans or advances to officers or employees in the ordinary course of business in accordance with the past practices of the Company or the Restricted Subsidiaries not to exceed $5.0 million in the aggregate outstanding at any one time, in each case only as permitted by Section 402 of the Sarbanes-Oxley Act of 2002;

(4) the payment of reasonable fees to directors of the Company and the Restricted Subsidiaries who are not employees of the Company or the Restricted Subsidiaries, the reimbursement of reasonable out-of-pocket expenses incurred by, directors of the Company and the Restricted Subsidiaries in attending meetings of such directors and indemnification payments made to officers, directors and employees of the Company or any Subsidiary pursuant to charter, bylaw, statutory or contractual provisions;

(5) any transaction between or among the Company and a Restricted Subsidiary or joint venture or similar entity which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity; (6) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company to, or the receipt by the Company of any capital contribution from, its stockholders or Affiliates;

(7) any agreement as in effect on the Issue Date and described in the Prospectus Supplement or any amendments or other modifications, renewals or extensions of any such agreement (so long as such amendments or other modifications, renewals or extensions are not materially less favorable to the Company or the Restricted Subsidiaries) and the transactions evidenced thereby;

(8) any sale of oil, natural gas, or other hydrocarbons or other mineral products to an Affiliate of the Company or the entering into or performance of Oil and Natural Gas

Hedging Contracts, gas gathering, transportation or processing contracts or oil or natural gas marketing or exchange contracts with an Affiliate of the Company, in each case, in the ordinary course of business, so long as the terms of any such transaction are approved by a majority of the members of the Board of Directors who are disinterested with respect to such transaction;

(9) transactions contemplated by the Marcellus JV Documents, the KKR Participation Agreement, the EXCO/HGI MLP Documents or the BG JV Documents, in each case as in effect on the Issue Date, in the ordinary course of business and otherwise in compliance with the terms of this Third Supplemental Indenture, which are fair to the Company and its Restricted Subsidiaries, in the reasonable determination of the Board of Directors of the Company, an executive officer of the Company or an executive officer of such Restricted Subsidiary with responsibility for such transaction (whose determination shall be conclusive evidence of compliance with this provision) and amendments, modifications, supplements, extensions or renewals of such agreements from time to time, so long as any such amendment, modification, supplement, extension or renewal is not more disadvantageous to the Holders in any material respect in the good faith judgment of the Board of Directors of the Company, when taken as a whole, than the terms of such agreements in effect on the Issue Date;

(10) transactions with Unrestricted Subsidiaries, customers, clients, suppliers, or purchasers or sellers of goods or services in each case in the ordinary course of business and otherwise in compliance with this Third Supplemental Indenture, which are fair to the Company and its Restricted Subsidiaries, in the reasonable determination of the Board of Directors of the Company, an executive officer of the Company or an executive officer of such Restricted Subsidiary with responsibility for such transaction (whose determination shall be conclusive evidence of compliance with this provision) or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(11) transactions between the Company or any Restricted Subsidiary and any Person, a director of which is also a director of the Company and such director is the sole cause for such Person to be deemed an Affiliate of the Company or any Restricted Subsidiary, provided however that such director shall abstain from voting as a director of the Company on any matter involving such other Person;

(12) any transaction in which the Company or any of its Restricted Subsidiaries as the case may be, deliver to the Trustee, a written opinion from an Independent Qualified Party to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Company and the Restricted Subsidiaries or is not less favorable to the Company and the Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm’s-length transaction with a Person who was not an Affiliate;

(13) guarantees of performance by the Company and its Restricted Subsidiaries of the Company’s Unrestricted Subsidiaries in the ordinary course of business, except for guarantees of Indebtedness in respect of borrowed money; and

(14) if such Affiliate Transaction is with a Person in its capacity as a holder of Indebtedness or Capital Stock of the Company or any Restricted Subsidiary where such Person is treated no more favorably than the other holders of Indebtedness or Capital Stock of the Company or such Restricted Subsidiary.

SECTION 4.10. Limitation on Line of Business. The Company shall not, and shall not permit any Restricted Subsidiary, to engage in any business other than a Related Business.

SECTION 4.11. Change of Control. (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company repurchase such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

(b) Within 30 days following any Change of Control, the Company shall mail or otherwise deliver in accordance with the procedures of DTC a notice to each Holder with a copy to the Trustee (the “Change of Control Offer”) stating:

(1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

(2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization, in each case after giving effect to such Change of Control);

(3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed or otherwise delivered in accordance with the procedures of DTC); and

(4) the instructions, as determined by the Company, consistent with this Section 4.11, that a Holder must follow in order to have its Securities purchased.

(c) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice (or otherwise in accordance with the procedures of DTC) at least three Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter (or otherwise in accordance with the procedures of DTC) setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.

(d) On the purchase date, all Securities purchased by the Company under this Section 4.11 shall be delivered by the Company to the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

(e) Notwithstanding the foregoing provisions of this Section 4,11, the Company shall not be required to make a Change of Control Offer following a Change of Control if (a) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.11 applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer or (b) a notice of redemption with respect to all of the outstanding Securities has been given pursuant to Section 3.04 of this Third Supplemental Indenture unless and until there is a default in payment of the applicable redemption price.

(f) Notwithstanding the foregoing provisions of this Section 4.11, a Change of Control Offer by the Company or a third party may be made in advance of a Change of Control, and conditioned upon the occurrence of such Change of Control, if a definitive agreement is in place for a Change of Control at the time of making the Change of Control Offer.

(g) In the event that Holders of not less than 90% of the aggregate principal amount of the outstanding Securities accept a Change of Control Offer and the Company purchases all of the Securities held by such Holders, the Company will have the right, upon not less than 30 nor more than 60 days’ prior notice, to elect, within 30 days following the purchase pursuant to the Change of Control Offer described above, to redeem all of the Securities that remain outstanding following such purchase at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant interest payment date).

(h) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.11. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.11, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.11 by virtue of its compliance with such securities laws or regulations.

SECTION 4.12. Limitation on Liens. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien of any nature whatsoever on any of its properties (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, other than Permitted Liens, without effectively providing that the Securities or the Subsidiary Guaranty, as the case may be, shall be secured equally and ratably with the obligations so secured (or in the case of Subordinated Obligations, prior or senior thereto, with the same relative priority as the Securities shall have with respect to such Subordinated Obligations) for so long as such obligation is secured.

SECTION 4.13. Limitation on Sale/Leaseback Transactions. The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless (a) the Company or such Restricted Subsidiary would be entitled to (1) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to Section 4.05 of this Third Supplemental Indenture and (2) create a Lien on such property securing such Attributable Debt without equally and ratably securing the Securities pursuant to Section 4.12 of this Third Supplemental Indenture, (b) the net proceeds received by the Company or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair market value (as determined by the Board of Directors) of such property and (c) the Company applies the proceeds of such transaction in compliance with Section 4.08 of this Third Supplemental Indenture.

SECTION 4.14. Future Guarantors. The Company shall cause (a) each Restricted Subsidiary that becomes a borrower under the Credit Facility or that Guarantees obligations under the Credit Facility, (b) each domestic Restricted Subsidiary that is a Significant Subsidiary and that Incurs or Guarantees any Indebtedness in an original principal amount greater than the De Minimis Guaranteed Amount, and (c) each Foreign Subsidiary that is a Significant Subsidiary and that enters into a Guarantee of any Senior Indebtedness (other than a Foreign Subsidiary that Guarantees Senior Indebtedness Incurred by another Foreign Subsidiary), to, in each case, at the same time, execute and deliver to the Trustee a Guaranty Agreement pursuant to which such Restricted Subsidiary will Guarantee payment of the Securities on the same terms and conditions as those set forth in Article 9 of this Third Supplemental Indenture.

SECTION 4.15. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Third Supplemental Indenture.

ARTICLE 5

Successor Company

SECTION 5.01. Original Indenture. Article VIII of the Original Indenture shall not apply to the Securities and hereafter shall be void and of no force and effect.

SECTION 5.02. When Company May Merge or Transfer Assets. (a) The Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:

(1) the resulting, surviving or transferee Person (the “Successor Company”) shall be a Person organized and existing under the laws of the United States, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and the Indenture;

(2) immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

(3) immediately after giving pro forma effect to such transaction and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, the Successor Company would either (x) be able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.05(a) of this Third Supplemental Indenture; (y) have a Consolidated Coverage Ratio that is not less than the Consolidated Coverage Ratio of the Company and its Restricted Subsidiaries immediately prior to such transaction; or (z) have a Consolidated Net Worth that is not less than the Consolidated Net Worth of the Company and its Restricted Subsidiaries immediately prior to such transaction; and

(4) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture;

provided, however, that clause (3) will not be applicable to (A) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to the Company or another Subsidiary Guarantor or (B) the Company merging with an Affiliate of the Company solely for the purpose and with the sole effect of reincorporating the Company in another jurisdiction under the law of the United States or any political subdivision or State thereof.

For purposes of this Section 5.02, the sale, lease, conveyance, assignment, transfer or other disposition in a single transaction or series of related transactions of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, and the predecessor Company, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the Securities.

(b) The Company shall not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or series of transactions, all or substantially all of its assets to any Person unless:

(1) the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States, or any State thereof or the District of Columbia, and such Person shall expressly assume, by an amendment to the Indenture, in a form satisfactory to the Trustee, all the obligations of such Subsidiary, if any, under its Subsidiary Guaranty (except in the case of a Subsidiary Guarantor (x) that has been disposed of in its entirety to another Person (other than to the Company or any other Subsidiary of the Company), whether through a merger, consolidation or sale of Capital Stock or assets, (y) that, as a result of the disposition of all or a portion of its Capital Stock, ceases to be a Subsidiary or (z) that has otherwise been released from its Subsidiary Guaranty in accordance with the terms thereof and the terms of this Third Supplemental Indenture, in each case, if in connection therewith the Company provides an Officer’s Certificate to the Trustee to the effect that the Company will comply with its obligations under Section 4.08 of this Third Supplemental Indenture in respect of such disposition);

(2) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

(3) the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guaranty Agreement, if any, complies with the Indenture.

The successor Subsidiary Guarantor shall be the successor to the Subsidiary Guarantor and shall succeed to, and be substituted for, and may exercise every right and power of, the Subsidiary Guarantor under the Indenture, and the predecessor Subsidiary Guarantor, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the Securities.

(c) Notwithstanding the foregoing, any Subsidiary Guarantor may merge with or into or transfer all or part of its properties and assets to a Subsidiary Guarantor or the Company or merge with a Subsidiary Guarantor of the Company, as long as (1) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing and (2) the amount of Indebtedness of such Subsidiary Guarantor and its Restricted Subsidiaries is not materially increased thereby.

ARTICLE 6

Defaults and Remedies

SECTION 6.01. Original Indenture. Article V and 602 and 1004 of the Original Indenture shall not apply to the Securities and hereafter shall be void and of no force and effect and any reference in the Original Indenture to Article V shall be deemed to refer to Article 6 of this Third Supplemental Indenture and any reference in the Original Indenture to Sections 602 and 1004 thereof shall be deemed to refer to Section 6.05 of this Third Supplemental Indenture.

SECTION 6.02. Events of Default. An “Event of Default” occurs if:

(1) the Company defaults in any payment of interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days;

(2) the Company (A) defaults in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon declaration of acceleration or otherwise, or (B) fails to redeem or purchase Securities when required pursuant to this Third Supplemental Indenture or the Securities;

(3) the Company fails to comply with Section 5.02 of this Third Supplemental Indenture above;

(4) the Company fails to comply with Section 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, or 4.14 of this Third Supplemental Indenture (other than a failure to purchase Securities when required under Section 4.08 or 4.11) and such failure continues for 60 days after the notice specified below;

(5) the Company or any Subsidiary Guarantor fails to comply with any of its agreements in the Indenture (other than those referred to in clause (1), (2), (3) or (4) above) and such failure continues for 90 days after the notice specified below;

(6) Indebtedness of the Company, any Subsidiary Guarantor or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the Holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $25.0 million, or its foreign currency equivalent at the time, provided, that if any such default is cured or waived or any such acceleration rescinded, or such Indebtedness is repaid, within a period of 30 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default under the Indenture and any consequential acceleration of the Securities shall be automatically rescinded;

(7) the Company, any Subsidiary Guarantor or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case;

(B) consents to the entry of an order for relief against it in an involuntary case;

(C) consents to the appointment of a Custodian of it or for all or substantially all of its property; or

(D) makes a general assignment for the benefit of its creditors; or takes any comparable action under any foreign laws relating to insolvency;

(8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief (with respect to the petition commencing such case) against the Company, a Subsidiary Guarantor or any Significant Subsidiary in an involuntary case;

(B) appoints a Custodian of the Company, a Subsidiary Guarantor or any Significant Subsidiary or for all or substantially all of its property; or

(C) orders the winding up or liquidation of the Company, a Subsidiary Guarantor or any Significant Subsidiary;

or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 consecutive days;

(9) the Company, any Subsidiary Guarantor or any Significant Subsidiary fails to pay final, non-appealable judgments (to the extent not covered by insurance) aggregating in excess of $25.0 million or its foreign currency equivalent for a period of 60 consecutive days following such judgment; or

(10) any Subsidiary Guaranty ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guaranty) or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guaranty, as the case may be.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

A Default under clause (4) or (5) above is not an Event of Default until the Company receives from the Trustee or the holders of at least 25% in principal amount of the outstanding Securities a notice specifying the default, demanding that the default be remedied and stating that such notice is a “Notice of Default” and the Company does not cure such Default within the time specified above after receipt of such notice.

The Company shall deliver to the Trustee, within 30 days after becoming aware of the occurrence thereof, written notice in the form of an Officer’s Certificate of any Event of Default under clause (6) or (10) above and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4), (5) or (9) above, its status and what action the Company is taking or proposes to take with respect thereto.

SECTION 6.03. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.02(7) or (8) of this Third Supplemental Indenture with respect to the Company) occurs and is continuing, the Trustee by notice (as specified below) to the Company, or the Holders of at least 25% in principal amount of the outstanding Securities by notice (as specified below) to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable by notice in writing to the Company specifying such Event of Default and stating that such notice is a “Notice of Acceleration.” Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.02(7) or (8) of this Third Supplemental Indenture with respect to the Company occurs and is continuing, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may waive an existing or past Event of Default and its consequences and may also rescind any such acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived, except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.04. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or the Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture or, subject to Section 601 of the Original Indenture, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Subject to Section 601 of the Original Indenture, in case an Event of Default occurs and is continuing, the Trustee will have no obligation to exercise any of the rights or powers under the Indenture at the request or direction of the Securityholders unless prior to taking any action hereunder, such Securityholders have offered indemnification or security satisfactory to Trustee against all losses, liability and expenses caused by taking or not taking such action.

SECTION 6.06. Limitation on Suits. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Securityholder may pursue any remedy with respect to this Indenture or the Securities unless:

(1) such Holder or Holders gives to the Trustee written notice stating that an Event of Default is continuing;

(2) the Holders of at least 25% in principal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer to the Trustee security or indemnity satisfactory to Trustee against any loss, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(5) the Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of the Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.02(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 607 of the Original Indenture.

SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, participate as a member of any official committee of creditors appointed in such matter and may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 607 of the Original Indenture.

Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

FIRST: to the Trustee for amounts due under Section 607 of the Original Indenture;

SECOND: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

THIRD: to the Company.

The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail or otherwise deliver in accordance with the procedures of DTC to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

SECTION 6.10. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 of this Third Supplemental Indenture or a suit by Holders of more than 10% in principal amount of the Securities.

SECTION 6.11. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 6.12. Notice of Defaults. If a Default occurs, is continuing and is known to the Trustee, the Trustee shall mail or otherwise deliver in accordance with the procedures of DTC to each Holder of the Securities notice of the Default within 90 days of the Trustee’s knowledge of such Default. Except in the case of a Default in the payment of principal or of interest of or on any Securities, the Trustee may withhold notice if an so long it determines that withholding notice is not opposed to the interest of the Holders of the Securities. In addition, the Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate signed by its principal executive officer, principal financial officer or principal accounting officer, stating whether or not, to the knowledge of such officer, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

ARTICLE 7

Discharge of Indenture; Defeasance

SECTION 7.01. Original Indenture. Articles IV and XIII of the Original Indenture shall not apply to the Securities and hereafter shall be void and of no force and effect.

SECTION 7.02. Discharge of Liability on Securities; Defeasance. (a) When (1) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 306 of the Original Indenture) for cancellation or (2) all outstanding Securities have become due and payable, whether at maturity or on a Redemption Date as a result of the mailing or delivery in accordance with the procedures of DTC of a notice of redemption pursuant to Article 3 hereof (it being understood that all outstanding Securities will be deemed to be due and payable on such Redemption Date upon the mailing or delivery in accordance with the procedures of DTC of such notice of redemption), and, in the case of clause (2), the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such Redemption Date (other than Securities replaced pursuant to Section 306 of the Original Indenture), and if in either case the Company pays all other sums payable hereunder by the Company, then this Third Supplemental Indenture shall, subject to Section 7.02(c) of this Third Supplemental Indenture, cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of the Indenture on demand of the Company accompanied by an Officer’s Certificate and an Opinion of Counsel and at the cost and expense of the Company.

(b) Subject to Sections 7.02(c) and 7.03 of this Third Supplemental Indenture, the Company at any time may terminate (1) all its obligations under the Securities and the Indenture (“legal defeasance option”) or (2) its obligations under Sections 4.02, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13 and 4.14 of this Third Supplemental Indenture and the operation of Sections 6.02(4), 6.02(6), 6.02(7), 6.02(8), 6.02(9) and 6.02(10) of this Third Supplemental Indenture (but, in the case of Sections 6.02 (7) and (8), with respect only to Significant Subsidiaries and Subsidiary Guarantors) and the limitations contained in Section 5.02(a)(3) of this Third Supplemental Indenture (“covenant defeasance option”). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.02(4), 6.02(5), 6.02(6), 6.02(7), 6.02(8), 6.02(9), 6.02(10) of this Third Supplemental Indenture (but, in the case of Sections 6.02(7) and (8), with respect only to Significant Subsidiaries and Subsidiary Guarantors) or because of the failure of the Company to comply with Section 5.02(a)(3) of this Third Supplemental Indenture. If the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor, if any, shall be released from all of its obligations with respect to its Subsidiary Guaranty.

Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

(c) Notwithstanding clauses (a) and (b) above, the Company’s obligations in Sections 305, 306, 307, 607 and 610 of the Original Indenture and in this Article 7 shall survive until the Securities have been paid in full. Thereafter, the Company’s obligations in Sections 607 of the Original Indenture, 7.04 and 7.05 of this Third Supplemental Indenture shall survive.

SECTION 7.03. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

(1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities to maturity or redemption, as the case may be;

(2) the Company delivers to the Trustee a certificate from a nationally recognized investment bank, appraisal firm or a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

(3) 123 days pass after the deposit is made and during the 123-day period, no Default specified in Sections 6.02(7) or (8) of this Third Supplemental Indenture with respect to the Company occurs which is continuing at the end of the period;

(4) the deposit does not constitute a default under any other agreement binding on the Company and is not prohibited by Article 9;

(5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

(6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of this Third Supplemental Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

(7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

(8) the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 7 have been complied with.

Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

SECTION 7.04. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 7. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with the Indenture to the payment of principal of and interest on the Securities.

SECTION 7.05. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon written request any excess money or securities held by them at any time.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

SECTION 7.06. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

SECTION 7.07. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 7 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under the Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 7 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 7; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE 8

Amendments and Waivers

SECTION 8.01. Original Indenture. Article IX of the Original Indenture shall not apply to the Securities and hereafter shall be void and of no force and effect.

SECTION 8.02. Without Consent of Holders. The Company, the Subsidiary Guarantors and the Trustee may amend this Third Supplemental Indenture or the Securities without notice to or consent of any Securityholder:

(1) to cure any ambiguity, omission, defect or inconsistency;

(2) to provide for the assumption by a successor entity of the obligations of the Company or any Subsidiary Guaranty in compliance with Article 5 hereof;

(3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code;

(4) to add Guarantees with respect to the Securities, including any Subsidiary Guaranties, or to evidence the release of any Subsidiary Guarantor from its Subsidiary Guaranty as provided in this Third Supplemental Indenture;

(5) to secure the Securities or the Subsidiary Guaranties, including pursuant to the requirements of Section 4.12 of this Third Supplemental Indenture;

(6) to add to the covenants of the Company or a Subsidiary Guarantor for the benefit of the Holders or to surrender any right or power herein conferred upon the Company or a Subsidiary Guarantor;

(7) to make any change that does not adversely affect the rights of any Securityholder;

(8) to conform the text of this Third Supplemental Indenture, the Securities or the Guarantees to any provision of the section entitled “Description of the notes” in the Prospectus Supplement to the extent that such provision in such section was intended to be a verbatim recitation of a provision of this Third Supplemental Indenture, the Securities or the Guaranties (such conformation to be evidenced in an Officer’s Certificate);

(9) to comply with any requirement of the SEC in connection with qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act;

(10) evidence and provide for the acceptance of an appointment under the Indenture of a successor trustee; provided that the successor trustee is otherwise qualified and eligible to act as such under the terms of the Indenture; or

(11) to make any amendment to the provisions of this Third Supplemental Indenture relating to the form, authentication, transfer and legending of Securities; provided, however, that (a) compliance with this Third Supplemental Indenture as so amended would not result in Securities being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially adversely affect the rights of Holders with respect to transfer of the Securities.

After an amendment under this Section 8.02 becomes effective, the Company shall mail or otherwise deliver in accordance with the procedures of DTC to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 8.02.

SECTION 8.03. With Consent of Holders. The Company, the Subsidiary Guarantors and the Trustee may amend this Third Supplemental Indenture or the Securities with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Securities) and any past default or non-compliance with any provisions may also be waived with the consent of the Holders of at least a majority in principal amount of the Securities outstanding. However, without the consent of each Securityholder affected thereby, an amendment or waiver may not:

(1) reduce the amount of Securities whose Holders must consent to an amendment;

(2) reduce the rate of or extend the time for payment of interest on any Security;

(3) reduce the principal of or change the Stated Maturity of any Security;

(4) change the provisions applicable to the redemption of any Security contained in Article 3 or Section 3.02 of this Third Supplemental Indenture;

(5) make any Security payable in money other than that stated in the Security;

(6) impair the right of any Holder of the Securities to receive payment of principal of and interest on such Holder’s Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities.

(7) make any change in or waiver of the provisions of Sections 508 or 512 of the Original Indenture or Section 6.03 or this Section 8.03 of this Third Supplemental Indenture;

(8) make any change in the ranking or priority of any Security that would adversely affect the Securityholders; or

(9) release, other than in accordance with this Third Supplemental Indenture, any Subsidiary Guaranty that would adversely affect the Securityholders.

It shall not be necessary for the consent of the Holders under this Section 8.03 to approve the particular form of any proposed amendment, waiver or consent but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section 8.03 becomes effective, the Company shall mail or otherwise deliver in accordance with the procedures of DTC to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

SECTION 8.04. Compliance with Trust Indenture Act. Every amendment to this Third Supplemental Indenture or the Securities shall comply with the Trust Indenture Act as then in effect.

SECTION 8.05. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Third Supplemental Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 8.06. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

SECTION 8.07. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 8 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 601 of the Original Indenture) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by the Indenture and that such amendment is the legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 8.04 of this Third Supplemental Indenture).

SECTION 8.08. Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Third Supplemental Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

ARTICLE 9

Subsidiary Guaranties

SECTION 9.01. Guaranties. Each Subsidiary Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns (a) the full payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Third Supplemental Indenture and the Securities and (b) the full performance within applicable grace periods of all other obligations of the Company under this Third Supplemental Indenture and the Securities (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Subsidiary Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor and that such Subsidiary Guarantor will remain bound under this Article 9 notwithstanding any extension or renewal of any Guaranteed Obligation.

Each Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (1) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person (including any Subsidiary Guarantor) under the Indenture, the Securities or any other agreement or otherwise; (2) any extension or renewal of any thereof; (3) any rescission, waiver, amendment or modification of any of the terms or provisions of the Indenture, the Securities or any other agreement; (4) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (5) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (6) except as set forth in Section 9.06 of this Third Supplemental Indenture, any change in the ownership of such Subsidiary Guarantor.

Each Subsidiary Guarantor further agrees that its Subsidiary Guaranty herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

Except as expressly set forth in Sections 7.02(b), 9.02 and 9.06 of this Third Supplemental Indenture, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under the Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

Each Subsidiary Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Subsidiary Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (A) the unpaid amount of such Guaranteed Obligations, (B) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (C) all other monetary Guaranteed Obligations of the Company to the Holders and the Trustee.

Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations may be accelerated as provided in Article 6 for the purposes of such Subsidiary Guarantor’s Subsidiary Guaranty herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations, and (ii) in the event of any declaration of acceleration of such Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section.

Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

SECTION 9.02. Limitation on Liability. Any term or provision of the Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering the Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

SECTION 9.03. Successors and Assigns. This Article 9 shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in the Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of the Indenture.

SECTION 9.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 9 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 9 at law, in equity, by statute or otherwise.

SECTION 9.05. Modification. No modification, amendment or waiver of any provision of this Article 9, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 9.06. Release of Subsidiary Guarantor. A Subsidiary Guarantor will be released from its obligations under this Article 9 (other than any obligation that may have arisen under Section 9.07 of this Third Supplemental Indenture):

(1) upon the sale or other disposition (including by way of merger, consolidation or otherwise) of such Subsidiary Guarantor or following which such Subsidiary Guarantor is no longer a Restricted Subsidiary;

(2) upon the sale or disposition of all or substantially all the assets of such Subsidiary Guarantor;

(3) upon the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Third Supplemental Indenture;

(4) at such time as such Subsidiary Guarantor does not have any Indebtedness outstanding that would have required such Subsidiary Guarantor to enter into a Guaranty Agreement pursuant to Section 4.14 of this Third Supplemental Indenture and the Company provides an Officer’s Certificate to the Trustee certifying that no such Indebtedness is outstanding and that the Company elects to have such Subsidiary Guarantor released from this Article 9;

(5) upon defeasance of the Securities or discharge of this Third Supplemental Indenture pursuant to Article 7 of this Third Supplemental Indenture; or

(6) upon the liquidation or dissolution of any Subsidiary Guarantor, provided no Default or Event of Default has occurred and is continuing;

provided, however, that in the case of clauses (1) and (2) above, (i) such sale or other disposition is made to a Person other than the Company or a Subsidiary of the Company, (ii) such sale or disposition is otherwise permitted by this Third Supplemental Indenture and (iii) the Company provides an Officer’s Certificate to the Trustee to the effect that the Company will comply with its obligations under Section 4.07 of this Third Supplemental Indenture.

At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

SECTION 9.07. Contribution. Each Subsidiary Guarantor that makes a payment under its Subsidiary Guaranty shall be entitled upon payment in full of all guarantied obligations under the Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

ARTICLE 10

Miscellaneous

SECTION 10.01. Communication by Holders with Other Holders. Securityholders may communicate pursuant to Trust Indenture Act § 312(b) with other Securityholders with respect to their rights under the Indenture or the Securities. The Company, any Subsidiary Guarantor, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act § 312(c).

SECTION 10.02. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

SECTION 10.03. No Recourse Against Others. Section 114 of the Original Indenture shall not apply to the Securities and hereafter shall be void and of no force and effect and any reference in the Original Indenture to Section 114 thereof shall be deemed to refer to this Section 10.03 of this Third Supplemental Indenture. No past, present or future director, officer, employee, incorporator or stockholder, of the Company or any Subsidiary Guarantor will have any liability for any obligations of the Company or any Subsidiary Guarantor under the Securities, any Subsidiary Guaranty, or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Security shall waive and releases all such liability. The waiver and release shall be part of the consideration for issuance of the Securities.

SECTION 10.04. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 10.05. Successors and Assigns. All covenants and agreements in the Indenture by the Company shall bind its successors and assigns, whether so expressed or not. All agreements of the Trustee in the Indenture shall bind its successors and assigns, whether so expressed or not.

SECTION 10.06. Separability Clause. In case any provision in this Third Supplemental Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10.07. Governing Law. This Third Supplemental Indenture and the Securities shall be governed by, and construed in accordance with, the law of the State of New York.

SECTION 10.08. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 10.09. No Adverse Interpretation of Other Agreements. This Third Supplemental indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person, other than the Original Indenture. Other than the Original Indenture, no such indenture, loan or debt agreement may be used to interpret this Third Supplemental Indenture

SECTION 10.10. Multiple Originals. The parties may sign any number of copies of this Third Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Third Supplemental Indenture.

[Remainder of page intentionally left blank;

Signature pages follow.]

IN WITNESS WHEREOF, the parties have caused this Third Supplemental Indenture to be duly executed as of the date first written above.

ISSUER:

EXCO RESOURCES, INC.

By:	/s/ William L. Boeing
	Name:	William L. Boeing
	Title:	Vice President, General Counsel
and Secretary

GUARANTORS:

EXCO SERVICES, INC.

By:	/s/ William L. Boeing
	Name:	William L. Boeing
	Title:	Vice President, General Counsel
and Secretary

EXCO PARTNERS GP, LLC

By:	/s/ William L. Boeing
	Name:	William L. Boeing
	Title:	Vice President, General Counsel
and Secretary

EXCO GP PARTNERS OLD, LP

By:	EXCO PARTNERS GP, LLC,
its General Partner

	By:	/s/ William L. Boeing
		Name:	William L. Boeing
		Title:	Vice President, General Counsel
and Secretary

EXCO PARTNERS OLP GP, LLC

By:	/s/ William L. Boeing
	Name:	William L. Boeing
	Title:	Vice President, General Counsel
and Secretary

EXCO OPERATING COMPANY, LP

By:	EXCO PARTNERS OLP GP, LL, its general partner

	By:		/s/ William L. Boeing
		Name:	William L. Boeing
		Title:	Vice President, General Counsel
and Secretary

EXCO MIDCONTINENT MLP, LLC

By:	/s/ William L. Boeing
	Name:		William L. Boeing
	Title:		Vice President, General Counsel
and Secretary

EXCO HOLDING (PA), INC.

By:	/s/ William L. Boeing
	Name:		William L. Boeing
	Title:		Vice President, General Counsel
and Secretary

EXCO PRODUCTION COMPANY (PA), LLC

By:	/s/ William L. Boeing
	Name:		William L. Boeing
	Title:		Vice President, General Counsel
and Secretary

EXCO PRODUCTION COMPANY (WV), LLC

By:	/s/ William L. Boeing
	Name:		William L. Boeing
	Title:		Vice President, General Counsel
and Secretary

EXCO EQUIPMENT LEASING, LLC

By:	/s/ William L. Boeing
	Name:		William L. Boeing
	Title:		Vice President, General Counsel
and Secretary

EXCO RESOURCES (XA), LLC

By:	/s/ William L. Boeing
	Name:	William L. Boeing
	Title:	Vice President, General Counsel
and Secretary

EXCO LAND COMPANY, LLC

By:	/s/ William L. Boeing
	Name:	William L. Boeing
	Title:	Vice President, General Counsel
and Secretary

EXCO HOLDING MLP, INC.

By:	/s/ William L. Boeing
	Name:	William L. Boeing
	Title:	Vice President, General Counsel
and Secretary

WILMINGTON TRUST COMPANY, as Trustee

By	/s/ W. Thomas Morris, II
	Name:	W. Thomas Morris, II
	Title:	Vice President

EXHIBIT A

[FORM OF FACE OF SECURITY]

[Global Securities Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

No.	$

CUSIP: ISIN:	[ ][1] [ ][2]

8.500% Senior Notes Due 2022

EXCO Resources, Inc., a Texas corporation, promises to pay to “Cede & Co.”, or registered assigns, the principal sum of          Dollars on April 15, 2022.

Interest Payment Dates: April 15 and October 15

Record Dates: April 1 and October 1

Additional provisions of this Security are set forth on the other side of this Security.

[1]	CUSIP: 269279AE5
[2]	ISIN: US269279AE58

IN WITNESS HEREOF, the Company has caused this instrument to be duly executed.

Dated:                  , 20

EXCO RESOURCES, INC.

By
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Trustee, hereby certifies that this is one of the Securities referred to in the Indenture.

WILMINGTON TRUST COMPANY, as Trustee
Dated:

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF SECURITY]

8.500% Senior Note Due 2022

1.	Interest

EXCO Resources, Inc., a Texas corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from April 16, 2014. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay interest on overdue principal at the rate borne by this Security plus 1.0% per annum, and it will pay interest on overdue installments of interest at the same rate to the extent lawful.

2.	Method of Payment

The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the April 1 or October 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by Global Security Holder. The Company will make all payments of principal, interest and premium, if any, with respect to certificated Securities by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion) or, if no such account is specified, by mailing a check to each such Holder’s registered address.

3.	Paying Agent and Registrar

Initially, Wilmington Trust Company, a Delaware trust company (the “Trustee”), will act as Paying Agent and Security Registrar. The Company may appoint and change any Paying Agent, Security Registrar or co-registrar. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Security Registrar or co-registrar.

4.	Indenture

Third Supplemental Indenture dated as of April 16, 2014, (the “Third Supplemental Indenture”) among the Company, the Subsidiary Guarantors and the Trustee from time to time party hereto and the Trustee, and the Company and the Trustee executed and delivered an Indenture, dated as of September 15, 2010 (the “Original Indenture”, together with the Third Supplemental Indenture, the “Indenture”). The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “Act”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

The Securities are senior unsecured obligations of the Company. The Company shall be entitled, subject to its compliance with Section 4.05 of the Third Supplemental Indenture, to issue Additional

Securities pursuant to Section 1.01 of the Third Supplemental Indenture. The Securities issued on the Issue Date and any Additional Securities will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; engage in transactions with affiliates; create liens on assets; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of subsidiaries; consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries; and engage in sale/leaseback transactions. These covenants are subject to important exceptions and qualifications.

5.	Optional Redemption

The Company shall be entitled to redeem the Securities as set forth in Section 3.02 of the Third Supplemental Indenture.

6.	[Reserved]

7.	Put Provisions

Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price in cash equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

The Company may be required to make an offer to purchase Securities in the event of an Asset Disposition as set forth in Section 4.08 of the Third Supplemental Indenture.

8.	Guaranty

The payment by the Company of the principal of, and premium (if any) and interest on, the Securities is fully and unconditionally guaranteed on a joint and several senior basis by each of the Subsidiary Guarantors to the extent set forth in the Indenture.

9.	Denominations; Transfer; Exchange

The Securities are in registered form without coupons in minimum denominations of $2,000 principal amount and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Security Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

10.	Persons Deemed Owners

The registered Holder of this Security may be treated as the owner of it for all purposes.

11.	Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment to the Company, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.	Discharge and Defeasance

Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Securities to redemption or maturity, as the case may be.

13.	Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (a) the Indenture and the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities (including consents obtained in connection with a tender offer or exchange offer for Securities) and (b) any past default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, the Subsidiary Guarantors and the Trustee shall be entitled to amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Third Supplemental Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities, including Subsidiary Guaranties, or to evidence the release of any Subsidiary Guarantor as provided in the Third Supplemental Indenture or to secure the Securities or the Subsidiary Guaranties, or to add additional covenants of or surrender rights and powers conferred on the Company or the Subsidiary Guarantors, or to conform the text of the Third Supplemental Indenture, the Securities or the Guarantees to any provision of the section entitled “Description of the notes” in the Prospectus Supplement dated April 11, 2014 in certain cases, or to comply with any requirement of the SEC in connection with qualifying or maintaining the qualifications of the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder, or to make any amendment to the provisions of the Third Supplemental Indenture relating to the form, authentication, transfer and legending of Securities in certain cases.

14.	Defaults and Remedies

Under the Indenture, Events of Default include (a) default for 30 days in payment of interest on the Securities; (b) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon acceleration or otherwise, or failure by the Company to redeem or purchase Securities when required; (c) failure by the Company, or any Subsidiary Guarantor to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (d) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds $25.0 million; (e) certain events of bankruptcy or insolvency with respect to the Company, a Subsidiary Guarantor or any Significant Subsidiaries; (f) certain judgments or decrees for the payment of money in excess of $25.0 million; and (g) certain defaults with respect to Subsidiary Guaranties. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if and so long as it determines that withholding notice is in the interest of the Holders.

15.	Trustee Dealings with the Company

Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.	No Recourse Against Others

No past, present or future director, officer, employee, incorporator or stockholder, of the Company or any Subsidiary Guarantor will have any liability for any obligations of the Company or any Subsidiary Guarantor under the Securities, any Subsidiary Guaranty, or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.	Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18.	Abbreviations

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19.	CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20.	Governing Law.

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company will furnish to any Securityholder upon written request and without charge to the Security holder a copy of the Indenture which has in it the text of this Security. Requests may be made to:

EXCO Resources, Inc.

12377 Merit Drive, Suite 1700

Dallas, TX 75251

Attention: General Counsel

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint              agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4.08 or 4.11 of the Third Supplemental Indenture, check the box:

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.08 or 4.11 of the Third Supplemental Indenture, state the amount in principal amount: $

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Security.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global

Security have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized officer of Trustee or Securities Custodian

EXHIBIT B

SUPPLEMENTAL INDENTURE

JOINDER OF GUARANTORS

THIS SUPPLEMENTAL INDENTURE, dated as of [—] (this “Supplemental Indenture”), is by and among EXCO Resources, Inc., a Texas corporation (the “Company”) and [—], a [—] (the “Guaranteeing Subsidiary”), and Wilmington Trust Company, a Delaware trust company, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company, the Subsidiary Guarantors (as defined therein) from time to time party thereto and the Trustee are parties to that certain Indenture dated as of September 15, 2010, among the Company, each of the Company’s subsidiaries that are signatories thereto and the Trustee, as supplemented by that certain Third Supplemental Indenture (herein so called) dated as of April 16, 2014, (as supplemented, and the as the same may be further amended or supplemented from time to time, the “Indenture”), providing for the issuance by the Company from time to time of its $500,000,000 in aggregate principal amount of 8.500% Senior Unsecured Notes (the “Debt Securities”) due 2022;

WHEREAS, the Indenture provides that under certain circumstances, the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which such Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s obligations under the Debt Securities and the Indenture on the terms and conditions set forth herein; and

WHEREAS, pursuant to Sections 8.02 and 8.07 of the Third Supplemental Indenture, the Company and the Trustee are authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, for and in consideration of the foregoing premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Debt Securities, as follows:

1. Capitalized Terms. Initially capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Agreement to Become Guarantor. The Guaranteeing Subsidiary hereby unconditionally and irrevocably guarantees the Company’s obligations under the Debt Securities and the Indenture on the terms and subject to the conditions set forth in Article 9 of the Third Supplemental Indenture and agrees to be bound by all other provisions of the Indenture and the Debt Securities applicable to a “Subsidiary Guarantor” therein.

3. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Debt Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

4. Notices. For purposes of Section 105 of the Indenture, the address for notices to the Guaranteeing Subsidiary shall be:

Attention:

Email:

Fax:

Phone:

5. Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

7. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

8. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guarantors.

[Remainder of page intentionally left blank;

Signature pages follow.]

3

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

EXCO RESOURCES, INC.

By:
Name:
Title:

GUARANTORS:

[—]

By:
Name:
Title:

WILMINGTON TRUST COMPANY, as Trustee

By:
Name:
Title: